Exhibit 10.2

Conformed as of August 8, 2017

SERVICING AGREEMENT

among

CONN’S RECEIVABLES WAREHOUSE, LLC,

AS ISSUER,

CONN’S RECEIVABLES WAREHOUSE TRUST,

AS RECEIVABLES TRUST

CONN APPLIANCES, INC.,

AS SERVICER,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS INDENTURE TRUSTEE

DATED AS February 24, 2017

EXHIBITS

Exhibit A	Form of Monthly Servicer Report
Exhibit B	Form of Annual Servicer’s Certificate

SCHEDULES

Schedule I	Litigation
Schedule II	Definitions

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SERVICING AGREEMENT dated as of February 24, 2017 (the “Agreement”) by and among CONN’S RECEIVABLES WAREHOUSE, LLC, a Delaware limited liability company, as issuer (the “Issuer”), CONN’S RECEIVABLES WAREHOUSE TRUST, a Delaware statutory trust, as receivables trust (the “Receivables Trust”), CONN APPLIANCES, INC., a Texas corporation (“Conn Appliances”), as initial Servicer, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture (defined below) (in such capacity, together with its successors and assigns in such capacity, the “Indenture Trustee”).

WHEREAS, from time to time, the Receivables Trust will purchase from Conn Appliances Receivables Funding, LLC (the “Depositor”) Contracts, Receivables and other Related Security relating to such Receivables pursuant to the terms of and subject to the conditions set forth in the Second Receivables Purchase Agreement, dated as of February 24, 2017, between the Depositor and the Receivables Trust.

WHEREAS, the Issuer is entering into an Indenture, dated as of February 24, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Indenture Trustee, and each of the other Transaction Documents to which it is a party, pursuant to which the Issuer plans to issue Notes in order to finance its purchase of the Receivables Trust Certificate which represents the ownership of the Receivables Trust which owns the Contracts, Receivables and other Related Security relating to such Receivables.

WHEREAS, the Servicer is willing to service all Receivables and other Related Security acquired by the Issuer, pursuant to the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Capitalized terms in this Agreement and not otherwise defined herein are defined in and shall have the respective meanings assigned to them in Schedule II to this Agreement.

Section 1.02 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

(c) [Reserved.]

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

ARTICLE II

ADMINISTRATION AND SERVICING

OF RECEIVABLES AND RELATED SECURITY

Section 2.01 Appointment of Servicer.

(a) The servicing, administering and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 2.01. Until the Indenture Trustee gives notice to Conn Appliances of the designation of a new Servicer pursuant to this Section 2.01, Conn Appliances is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Administrative Agent and the Receivables Trust (with prior written notice to the Indenture Trustee); provided, however, that the Servicer shall be permitted to delegate its duties hereunder to any of its Affiliates and may use subservicers, contractors or agents but will remain obligated and liable for the performance of any such delegated duties as if it were performing such duties itself.

(b) (i) After the occurrence of a Servicer Default that is forty-five (45) days following the Initial Note Increase Date, the Indenture Trustee may, and upon the direction of the Required Noteholders or in the case of a Servicer Default as contemplated in clause (d) of the definition thereof, shall, in accordance with the provisions set forth in clause (ii) below, appoint the Back-Up Servicer (Systems & Services Technologies, Inc. (“SST”) or any other successor servicer appointed in accordance with the terms of Section 2.01(b)(ii) below, in such capacity, the “Successor Servicer”) pursuant to a Back-Up Servicing Agreement to succeed to Conn Appliances as Servicer hereunder (any such transfer of Servicer power and authority to a Successor Servicer, a “Servicing Transfer”).

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(ii) If (x) the Back-Up Servicer, on the date of its appointment as Successor Servicer or at any time following such appointment, fails or is unable to perform the duties of the Servicer hereunder or has previously resigned or otherwise been terminated as Back-Up Servicer, or (y) any other Person designated Successor Servicer in accordance with this Section 2.01 resigns, fails or is unable to perform the duties of the Servicer hereunder following its appointment as Successor Servicer, the Indenture Trustee may with the consent of the Required Noteholders, and upon the direction of the Required Noteholders shall, appoint as Servicer any Person to succeed the then-current Servicer on the condition in each case that any such Person so appointed shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. Until such time as the Person so appointed becomes obligated to begin acting as Servicer hereunder, the then current Servicer will continue to perform all servicing functions under this Agreement and the other Servicer Transaction Documents. If the Indenture Trustee is not able to appoint a new Servicer to succeed Conn Appliances, the Back-Up Servicer or any other Person then acting as Servicer, within a reasonable time following the date upon which it is required to so appoint a successor to the Servicer pursuant to this Section 2.01 (but in any event not later than 30 days following such date), the Indenture Trustee shall at the expense of the Issuer (as Certificateholder of the Receivables Trust) petition a court of competent jurisdiction to appoint as the Servicer hereunder any established financial institution having, a net worth of not less than $25,000,000 and whose regular business includes the servicing of receivables comparable to the Receivables which are the subject of this Agreement. Following any appointment of a Successor Servicer pursuant to this Section 2.01, the Indenture Trustee will provide notice thereof to the Issuer, the Receivables Trust, the Depositor, the Administrative Agent and the Noteholders.

(c) The Indenture Trustee shall not be responsible for any differential between the Servicing Fee and any compensation paid to a Successor Servicer hereunder.

Section 2.02 Duties of Servicer.

(a) (i) The Servicer shall take or cause to be taken all such action as may be reasonably necessary or advisable to collect each Receivable from time to time, all in accordance with applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policies and otherwise in accordance with the Servicer Transaction Documents. Each of the Receivables Trust, the Issuer (as Certificateholder of the Receivables Trust), each Noteholder by its acceptance of the related Notes and each of the other Secured Parties, hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 2.01 hereof, to enforce its respective rights and interests in and under the Contracts, Receivables and Related Security, Collections and proceeds with respect thereto. To the extent permitted by applicable law, each of the

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Receivables Trust and Conn Appliances (to the extent not then acting as Servicer hereunder) hereby grants to any Servicer appointed hereunder all rights and powers of the Receivables Trust and/or Conn Appliances, as the case may be, under the Contracts and with respect to the Related Security, and hereby grants an irrevocable power of attorney to take in the Receivables Trust’s and/or Conn Appliances’ name and on behalf of the Receivables Trust or Conn Appliances any and all steps necessary or desirable, in the reasonable determination of the Servicer, in each case to collect all amounts due under any and all Receivables, including, without limitation, to cancel any policy of insurance, make demands for unearned premiums, commence enforcement proceedings, exercise other powers under a Contract, execute and deliver instruments of satisfaction or cancellation, or full or partial discharge, with respect to Receivables, endorse the Receivables Trust’s, the Issuer’s and/or Conn Appliances’ name on checks and other instruments representing Collections and enforce such Receivables and the related Contracts. The Servicer shall, as soon as practicable following receipt thereof, turn over to Conn Appliances any collections of any Indebtedness of any Person which is not on account of a Receivable. The Servicer shall not voluntarily make the Receivables Trust, the Issuer, the Indenture Trustee, the Administrative Agent, any Noteholder or any of their respective agents a party to any litigation without the prior written consent of such Person other than any litigation adverse to such person. Without limiting the generality of the foregoing and subject to Section 2.04, the Servicer is hereby authorized and empowered unless such power and authority is revoked in writing by the Indenture Trustee (as designee of the Receivables Trust) pursuant to the terms of the Servicer Transaction Documents (A) to make deposits into the Collection Account and the Reserve Account as set forth in this Agreement and the Indenture; provided, however, that with respect to any Successor Servicer, nothing contained in any Servicer Transaction Document shall impose an obligation on such Successor Servicer to make any withdrawals or payments from the Collection Account or Reserve Account, (B) to instruct the Indenture Trustee in writing, substantially in the form of the Monthly Servicer Report, to make deposits or withdrawals and payments from the Collection Account or the Reserve Account, in accordance with such instructions as set forth in the Indenture, (C) to instruct or notify the Indenture Trustee in writing as set forth in this Agreement and the Indenture, (D) to make all calculations, allocations and determinations required of the Servicer under the Indenture and as required herein or to establish the Collection Account and Reserve Account, (E) to execute and deliver, on behalf of the Receivables Trust for the benefit of the Issuer and the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the other Contracts and Related Security and, after any delinquency in payment relating to any Receivable, to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect thereto (including cancellation of the related insurance policy) and (F) in the case of the initial Servicer only, to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements.

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(ii) Subject to the terms and conditions of this Section 2.02(a)(ii), the Servicer shall maintain custody and possession of the Receivable Files on behalf of, and as bailee for, the Receivables Trust (for the benefit of the Indenture Trustee, the Issuer, the Noteholders and the other Secured Parties) (in such capacity, together with its successors and assigns, the “Custodian”).

(A) Custodian agrees to maintain possession of the related Receivable Files at its offices where they are presently maintained, at the offices of the related subcustodians or at such other offices of Custodian as shall from time to time be identified to Indenture Trustee by written notice. Custodian shall segregate physical Receivable Files from other files maintained by Custodian and shall, to the extent a Receivable File is stored in electronic format, maintain an authoritative electronic copy of each Receivable File on a data tape or other electronic media in a fire-resistant safe or room. The Receivables Trust hereby appoints Conn Appliances, and Conn Appliances hereby agrees to act, as initial Custodian hereunder. Custodian may, at the Servicer’s request, temporarily deliver individual Receivable Files or any portion thereof to Servicer without notice as necessary to conduct collection and other servicing activities in accordance with the Credit and Collection Policies.

(B) As custodian and bailee, Custodian shall hold the Receivable Files (by itself and/or through subcustodians) on behalf of the Receivables Trust (for the benefit of the Indenture Trustee, the Issuer, the Noteholders and the other Secured Parties) and, by agreeing to act as Custodian, is deemed to have received notice of the security interests of the Secured Parties in the Contracts and related Receivables. As custodian and bailee, Custodian shall maintain accurate records pertaining to each Receivable to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and conduct periodic physical inspections of Receivable Files held by it under this Agreement and attend to all other details in connection with maintaining custody of the Receivable Files.

(C) In performing its duties under this Section 2.02(a)(ii), Custodian agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. Custodian shall promptly report to the Receivables Trust, the Administrative Agent, and the Indenture Trustee any material failure by it to hold the Receivable Files as herein provided and shall promptly take appropriate action to remedy such failure. In acting as custodian of the Receivable Files, Custodian agrees further not to assert, and shall cause each related subcustodian not to assert any beneficial ownership interests in the Receivables. Custodian agrees to indemnify the Receivables Trust, Indenture Trustee, the Secured Parties and Issuer, and their respective

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officers, directors, employees, partners and agents for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on or incurred by any such Person arising from the negligence or willful misconduct of Custodian in maintaining custody of the Receivable Files pursuant to this Section 2.02(a)(ii); provided, however, that Custodian will not be liable to the extent that any such amount resulted from the negligence or willful misconduct of such Person.

(D) The appointment of Custodian shall terminate upon acceptance of the appointment of a Successor Servicer in accordance with this Agreement. The Successor Servicer, by acceptance of its appointment, shall become the successor Custodian. Promptly following the appointment of a successor Custodian, and in any event within five days of such appointment, the then-existing Custodian shall (at such Custodian’s sole cost and expense if a Servicer Default shall have occurred or if such Custodian shall have been removed for cause) deliver all of the Receivable Files in its possession, and all records maintained by it with respect thereto, to such successor Custodian.

(b) (i) Servicer shall service and administer the Receivables on behalf of the Receivables Trust (for the benefit of the Indenture Trustee, the Issuer and the other Secured Parties) and shall have full power and authority, acting alone and/or through subservicers, contractors or agents as provided in Section 2.02(b)(iii), to do any and all things which it may deem reasonably necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement and the other Servicer Transaction Documents. Consistent with the terms of this Agreement and the other Servicer Transaction Documents, Servicer (or any agent on Servicer’s behalf) may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any Receivables Obligor if, as determined by the Servicer in its sole discretion, such waiver, modification, postponement or indulgence is expected to maximize collections on such Receivable; provided, however, that Servicer (or any agent on Servicer’s behalf) may not permit any modification with respect to any Receivable unless such modification is a Permitted Modification, is in accordance with the Credit and Collection Policies and, in the case of any extension of the final maturity date of a Receivable, such extension does not extend beyond the Maturity Date and the total amount of extensions of such Receivable is not in excess of twenty-four months unless such extension is as a result of or required by applicable law or judicial order. Without limiting the generality of the foregoing, Servicer in its own name or in the name of the Receivables Trust is hereby authorized and empowered by the Receivables Trust when Servicer believes it appropriate in its reasonable judgment to execute and deliver, on behalf of the Receivables Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivable.

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(ii) Servicer shall service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case, consistent with industry standards, as are customarily employed by Servicer in servicing and administering contracts and notes owned or serviced by Servicer comparable to the Receivables.

(iii) Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it pursuant to this Agreement, through subservicers, contractors or agents appointed by Servicer. Such subservicers may include Affiliates of Servicer. Notwithstanding any such delegation of a duty, Servicer shall remain obligated and liable for the performance of such duty as if Servicer were performing such duty.

(iv) Servicer may take such actions as are necessary to discharge its duties as Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of the Issuer or the Receivables Trust such instruments and documents as may be customary, necessary or desirable in connection with the performance of Servicer’s duties under this Agreement (including consents, waivers and discharges relating to the Receivable).

(v) Servicer shall keep separate records covering the transactions contemplated by this Agreement including the identity and collection status of each Receivable.

(c) Collections. (i) On or prior to the Closing Date, initial Servicer shall have established and shall maintain thereafter the following system of collecting and processing Collections of Receivables. Servicer shall direct the Receivables Obligors to make payments of Receivables only (A) by check mailed to the Post Office Box (such payments, upon receipt in such Post Office Box being referred to herein as “Mail Payments”), (B) by cash, credit card or check delivered in person or by phone at retail stores or other business locations of initial Servicer (such payments, upon receipt by such stores, being referred to herein as “In-Store Payments”), (C) by third party money wire transfer, ACH or other bill pay service that provides for the electronic deposit of funds into an account of the Servicer on behalf of Receivables Obligors, (D) by utilizing the Servicer’s Webpay portal; or (E) by cash, credit card or check delivered in person or by phone or by an agent of Conn Appliances at a service center of Conn Appliances or, in the case of certain delinquent accounts, to employees of Conn Appliances operating out of a service center of Conn Appliances or Servicer (such payments, upon receipt by the service center, being referred to herein as “Field Collections”). Notwithstanding anything to the contrary in this Section 2.02(c), any Successor Servicer shall collect and process Collections of Receivables in any manner that is in accordance with the servicing standard set forth herein.

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(ii) Servicer’s right of access to the Post Office Box and the Collection Account shall be revocable at the option of Administrative Agent (acting in its own discretion or at the direction of the Required Noteholders and with prior written notice to the Indenture Trustee) upon the occurrence of any Event of Default or Servicer Default. In addition, after the occurrence of any Event of Default or Servicer Default, Servicer agrees that it shall, upon the written request of Administrative Agent, notify all Receivables Obligors under Receivables to make payment thereof to (i) one or more bank accounts and/or post-office boxes designated by Indenture Trustee and specified in such notice or (ii) any Successor Servicer appointed hereunder. The Indenture Trustee may, and shall at the request of the Administrative Agent (at the direction of the Required Noteholders and with prior written notice to the Indenture Trustee), if any Event of Default or Servicer Default has occurred, require the Servicer to establish a lockbox account pursuant to a lockbox agreement acceptable to the Indenture Trustee and the Administrative Agent, and with notice to Noteholders, to direct all Receivables Obligors under Receivables to make payments to such lockbox account.

(iii) Servicer shall remove or cause all Mail Payments to be removed from the Post Office Box by the close of business on each Business Day. Servicer shall process all such Mail Payments and all Field Collections on the date received by recording the amount of the payment received from the Receivables Obligor and the applicable account number. Subject to Section 8.03(a) of the Indenture (including the right of Servicer thereunder to retain Collections in respect of the Servicing Fee), no later than the close of business on the second Business Day following the date on which Mail Payments or Field Collections are received by Servicer, Servicer shall deposit or cause such Mail Payments and such Field Collections to be deposited in the Collection Account. Subject to Section 8.03(a) of the Indenture (including the right of Servicer thereunder to retain Collections in respect of the Servicing Fee), the Originator and Servicer shall cause all In-Store Payments to be (i) processed as soon as possible after such payments are received by the Originator or Servicer but in no event later than the Business Day after such receipt, and (ii) deposited in the Collection Account no later than two Business Days following the date of receipt. Subject to Section 8.03(a) of the Indenture (including the right of the Servicer thereunder to retain Collections in respect of the Servicing Fee), Servicer shall deposit all Recoveries into the Collection Account within two Business Days after the date of its receipt of such Recoveries.

(iv) All Collections received by Servicer in respect of Receivables will, pending remittance to the Collection Account as provided herein, be held by Servicer in trust for the exclusive benefit of Indenture Trustee (on behalf of the Receivables Trust) and shall not, unless otherwise permitted by the Servicer Transaction Documents, be commingled with any other funds or property of the Seller, Depositor or Servicer except as otherwise permitted in accordance with Section 8.03(a)

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of the Indenture. Only Collections shall be deposited in the Collection Account. The Servicer may cause to be withdrawn from the Collection Account such amounts that have been deposited into the Collection Account in error not representing Collections or other proceeds of the Trust Estate and any amounts that are deposited by Servicer that relate to checks rejected by the Receivables Obligor’s bank for insufficient funds.

(v) Except for the right of Servicer to retain Collections in respect of the Servicing Fee in accordance with Section 8.03(a) of the Indenture, each of Depositor, Receivables Trust, Issuer and Servicer hereby irrevocably waive any right to set off against, or otherwise deduct from, any Collections.

(vi) The initial Servicer hereby transfers, assigns, pledges, sets over and conveys to Indenture Trustee all of its right, title and interest, if any, in and to the Collection Account and the other Note Accounts.

(vii) All payments or other amounts collected or received by Servicer in respect of a Receivable shall be applied to the Receivables Principal Balance of, or accrued and unpaid interest and fees on, such Receivable in accordance with the terms of the related Contract.

(d) If SST is then acting as Successor Servicer, it shall cause a firm of independent certified public accountants, which may also render other services to SST or its affiliates, to deliver to the Issuer, the Receivables Trust and the Indenture Trustee, within 120 days after the end of each fiscal year thereafter, commencing in the year after SST becomes Successor Servicer, (i) an opinion by a firm of nationally recognized independent certified public accountants on the financial position of SST at the end of the relevant fiscal year and the results of operations and changes in financial position of SST for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) a report from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of SST’s loan portfolio conducted substantially in compliance with SSAE 16 (the “Applicable Accounting Standards”), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

(e) Notwithstanding anything to the contrary contained in this Article II, the Servicer, if not Conn Appliances or any Affiliate of Conn Appliances, shall have no obligation to collect, enforce or take any other action described in this Article II with respect to any Indebtedness that is not included in the Trust Estate other than to deliver to the Issuer the collections and documents with respect to any such Indebtedness as described in Section 2.02(a) hereof.

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Section 2.03 Purchase of Ineligible Receivables.

(a) If the representation and warranty of the initial Servicer contained in Section 2.10(d) was not true and correct with respect to any Contract and related Receivable (other than a 2017-PV1 Ineligible Receivable) as of the applicable Cut-Off Date (any such Receivable, an “Ineligible Receivable”), the initial Servicer shall, at the request of the Administrative Agent, purchase such Ineligible Receivable within ten (10) Business Days after demand thereof from the Receivables Trust for an amount equal to the Receivables Principal Balance of such Receivable plus accrued and unpaid interest thereon at the time of such purchase (such amount, the “Repurchase Price”), and such amount shall be remitted by the initial Servicer to the Collection Account and be treated by the initial Servicer as a Collection on such Receivable for purposes of the Transaction Documents; provided, if during such ten (10) Business Day period the Servicer takes all necessary actions such that the Receivable is no longer an Ineligible Receivable and reimburses the Receivables Trust for all lost Collections resulting from the failure of such representation and warranty to be true, then the initial Servicer shall not be required to purchase such Receivable.

(b) The initial Servicer and the Receivables Trust agree that after payment of the Repurchase Price for an Ineligible Receivable as provided in clause (a) above, such Ineligible Receivable shall no longer constitute a Receivable for purposes of the Transaction Documents.

(c) Except as expressly set forth in the Transaction Documents, the initial Servicer shall not have any right under this Agreement, by implication or otherwise, to purchase from the Receivables Trust any Receivables.

(d) The obligation of the initial Servicer to purchase an Ineligible Receivable pursuant to this Section 2.03 will survive the termination of this Agreement or the earlier resignation or removal of the initial Servicer.

Section 2.04 Purchase of Returned and Refinanced Receivables.

(a) Notwithstanding anything to the contrary herein, the initial Servicer shall purchase any Receivable from the Receivables Trust to the extent that (i) the Merchandise related to such Receivable is returned by a Receivables Obligor (a “Returned Receivable”), or (ii) the Receivable is fully refinanced in connection with the purchase after the applicable Cut-Off Date by the related Receivables Obligor of additional Merchandise using the initial Servicer’s in-house credit (a “Refinanced Receivable,” and, together with Returned Receivables, the “Returned/Refinanced Receivables”).

(b) The initial Servicer shall purchase any Returned/Refinanced Receivables pursuant to clause (a) for an amount equal to the Repurchase Price for the applicable Returned/Refinanced Receivable.

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(c) The initial Servicer and the Receivables Trust agree that after payment of the Repurchase Price for a Returned/Refinanced Receivables as provided in clause (a) above, such Returned/Refinanced Receivable shall no longer constitute a Receivable for purposes of the Transaction Documents.

Section 2.05 Rights After Designation of New Servicer. (a) At any time following the designation of a Successor Servicer (other than Conn Appliances or an Affiliate thereof) pursuant to Section 2.01 hereof:

(i) The Indenture Trustee may, at its option, or shall, at the direction of the Required Noteholders, direct that payment of all amounts payable under any Receivable be made directly to the Indenture Trustee or its designee.

(ii) The Receivables Trust shall, at the Indenture Trustee’s request, (A) assemble all of the records relating to the Receivables and other Related Security, and shall make the same available to the Indenture Trustee or its designee at a place selected by the Indenture Trustee or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Indenture Trustee and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Indenture Trustee or its designee.

(iii) The Receivables Trust hereby authorizes the Indenture Trustee and the Issuer (as Certificateholder of the Receivables Trust) to take any and all steps in the Receivables Trust’s name and on behalf of the Receivables Trust necessary or desirable, in the reasonable determination of the Indenture Trustee, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Receivables Trust’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

(iv) Upon delivery of a Notice of Appointment (as defined in the Back-Up Servicing Agreement) to the Back-Up Servicer, Conn Appliances shall designate one or more employees acceptable to the Successor Servicer to assist the Successor Servicer with respect to In-Store Payments so long as Conn Appliances continues to accept, or the Successor Servicer permits, In-Store Payments to be made as described herein; provided, however, such employee of Conn Appliances shall in no event be deemed an employee, agent, custodian or nominee of the Successor Servicer and the Successor Servicer shall have no responsibility or liability for any negligence or willful misconduct of such employee or for such employee’s failure to assist the Successor Servicer (including without limitation any acts or omissions unrelated to the transactions contemplated hereby). Upon the request of the Successor Servicer to the

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Indenture Trustee, 100% of the Noteholders may direct the Successor Servicer to designate an employee of Successor Servicer to be assigned to any or all Conn Appliances stores to oversee the collection of In-Store Payments at such stores. Each such employee shall be placed at such store at the expense of the Issuer (as Certificateholder of the Receivables Trust) at the monthly rate reflected in the SST Fee Schedule.

(b) The Successor Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to the Successor Servicer by or at the direction of the predecessor Servicer, including documents prepared or maintained by the Originator, or previous servicer, or any party providing services related to the Contracts, the Receivables and other Related Security (collectively, “third party”). The predecessor Servicer agrees to indemnify and hold harmless the related Successor Servicer, its respective officers, employees and agents against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Successor Servicer may sustain in any way related to the negligence or willful misconduct of any third party hired by or at the direction of such predecessor Servicer, any Affiliate of such predecessor Servicer or any of their respective agents with respect to the Contracts, the Receivables and other Related Security. The Successor Servicer shall have no duty, responsibility, obligation or liability (collectively, “liability”) for the acts or omissions of any such third party. If any error, inaccuracy or omission (collectively, “error”) exists in any information provided to the Successor Servicer and such errors cause or materially contribute to the Successor Servicer making or continuing any error (collectively, “continuing errors”), the Successor Servicer shall have no liability for such continuing errors; provided, however, that this provision shall not protect the Successor Servicer against any liability which would otherwise be imposed by reason of willful misconduct or negligence in discovering or correcting any error or in the performance of its duties contemplated herein.

In the event the Successor Servicer becomes aware of errors and/or continuing errors that, in the opinion of the Successor Servicer, impair its ability to perform its obligations hereunder, the Successor Servicer shall promptly notify the other parties hereto of such errors and/or continuing errors. The Successor Servicer may undertake to reconstruct any data or records appropriate to correct such errors and/or continuing errors and to prevent future continuing errors. The Successor Servicer shall be entitled to recover its costs thereby expended from the predecessor Servicer.

Neither the Successor Servicer nor any of the directors or officers or employees or agents of the Successor Servicer shall be under any liability to the other parties hereto except as provided in this Agreement for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Successor Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Successor Servicer or such Person, as the case may be. The Successor Servicer and any director, officer, employee or agent of the Successor Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

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The Successor Servicer will not be responsible for delays attributable to the predecessor Servicer’s failure to deliver information, defects in the information supplied by such predecessor Servicer or other circumstances beyond the reasonable control of the Successor Servicer. In addition, the Successor Servicer (and in the case of clauses (A) and (C) below, if an officer of the Successor Servicer has actual knowledge of errors, which in the reasonable opinion of the Successor Servicer impair its ability to perform its services hereunder, after reasonable inquiry), shall have no responsibility and shall not be in default hereunder or incur any liability for any act or omission, failure, error, malfunction or any delay in carrying out any of its duties under this Agreement for: (A) any such failure or delay that results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than any Person hired by the Successor Servicer, the Successor Servicer or the failure of any such other Person (including without limitation the predecessor Servicer, but excluding any Person hired by the Successor Servicer) to prepare or provide such information or other circumstances beyond the control of the Successor Servicer; (B) any act or failure to act by any third party (other than those hired by the Successor Servicer), including without limitation the predecessor Servicer, the Receivables Trust, the Issuer and the Indenture Trustee; (C) any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third parties (other than those hired by the Successor Servicer); (D) the invalidity or unenforceability of any Contracts, the Receivables and Related Security under applicable law; (E) the breach or inaccuracy of any representation or warranty made with respect to the Contracts, the Receivables and Related Security; or (F) the acts or omissions of any predecessor or successor Servicer.

The Servicer, the Issuer and the Receivables Trust agree to reasonably cooperate with the Successor Servicer in effecting the assumption of its responsibilities and rights under this Agreement. The Servicer shall provide to the Successor Servicer all necessary servicing files and records in its possession or control relating to the Contracts, the Receivables and Related Security (as deemed necessary by the Successor Servicer at such time on a reasonable basis) and the initial Servicer shall use all commercially reasonable efforts to provide to the Successor Servicer access to and transfer of records and use by the Successor Servicer of all licenses, servicing system, software, hardware, equipment, telephony, personnel, employees, facilities or other accommodations necessary or desirable to collect the Contracts, in all cases, subject to the terms of the Intercreditor Agreement, if applicable. The departing Servicer (if SST, only upon termination for cause) shall be obligated to pay the costs associated with the transfer of servicing files and records to the Successor Servicer. The Receivables Trust, the Issuer, the Indenture Trustee, and the Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

Indemnification by the Servicer under this Article shall be paid solely by the Servicer and not from the Trust Estate, and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the indemnifying party has made any indemnity payments pursuant to this Section 2.05(b) and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the indemnifying party, without interest.

Section 2.06 Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer default (each, a “Servicer Default”):

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(a) failure by the Servicer (or, for so long as Conn Appliances is the Servicer, Conn Appliances) to make any payment, transfer or deposit under this Agreement or any other Servicer Transaction Document or to provide the Monthly Servicer Report to the Indenture Trustee to make such payment, transfer or deposit or any withdrawal on or before the date occurring five (5) Business Days after the date such payment, transfer or deposit is required to be made or given, as the case may be, under the terms of this Agreement or any other Servicer Transaction Document (or in the case of a payment, transfer, deposit, instruction or notice to be made or given with respect to any Interest Period, by the related Payment Date);

(b) any representation, warranty or statement made by the Servicer in any Servicer Transaction Document or any certificate, report or other writing delivered by the Servicer proves to be incorrect in any material respect as of the time when made; provided, if inaccuracy is contained in a Monthly Servicer Report, such inaccuracy shall be a Servicer Default solely if such inaccuracy continues unremedied for a period of two (2) Business Days after the date on which the Servicer has actual knowledge thereof or on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer;

(c) failure on the part of the Servicer (or, for so long as the Servicer is Conn Appliances, Conn Appliances) to duly observe or perform any representation, warranty, covenants or agreements (other than those that are Servicer Defaults pursuant to another clause of this Section 2.06) of the Servicer set forth in this Agreement or any other Servicer Transaction Document, which continues unremedied for a period of thirty (30) days after the date on which the Servicer has actual knowledge thereof or on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, the Issuer, the Receivables Trust, or the Receivables Trust Trustee and such representation, warranty or statement has an Adverse Effect;

(d) the Servicer shall become the subject of any bankruptcy, insolvency or similar event, or shall voluntarily suspend payment of its obligations;

(e) for so long as Conn Appliances is the Servicer, the failure of Consolidated Parent to maintain Consolidated Net Worth of at least the sum of $400,000,000;

(f) for so long as Conn Appliances is the Servicer, a breach by the Consolidated Parent of any ABL Financial Covenant;

(g) at any time that Conn Appliances is Servicer, a final judgment or judgments for the payment of money in excess of $10,000,000 (net of insurance coverage that has denied by an insurer of the Servicer, if any exists) in the aggregate shall have been rendered against the Issuer or Conn Appliances and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of thirty (30) consecutive days after the period for appellate review shall have elapsed;

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(h) the Sponsor or the Servicer’s corporate rating falls below B3/B-; or

(i) an Event of Default occurs.

Section 2.07 Servicer Indemnification of Indemnified Parties. (A) The Servicer (if other than SST as Successor Servicer) will indemnify, defend and hold harmless the Indenture Trustee, the Receivables Trust Trustee, the Issuer, the Receivables Trust, the Back-Up Servicer, any Successor Servicer, the Administrative Agent, and the Noteholders, and (B) SST as successor Servicer will indemnify and hold harmless the Indenture Trustee, on behalf of the Noteholders, and the Receivables Trust Trustee, on behalf of the holder of the Trust Certificate, the Issuer and the Receivables Trust (in each case, together with their respective successors and permitted assigns) and each of their respective agents, officers, members and employees (each, a “Servicer Indemnified Party” and, collectively, the “Servicer Indemnified Parties”), from and against any claim, loss, liability, expense, damage or injury suffered or sustained by reason of such Servicer’s negligence in the performance of (or failure to perform) its duties or obligations under the Servicer Transaction Documents or Servicer’s willful misconduct or breach by the Servicer of any of its representations or warranties contained in this Agreement, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that the Servicer shall not indemnify any Servicer Indemnified Party for any such acts or omissions attributable to the negligence or willful misconduct of such Servicer Indemnified Party. Any indemnification pursuant to this Section shall be had only from the assets of the Servicer and shall not be payable from Collections except to the extent such Collections are retained by the Servicer in accordance with Section 8.03 of the Indenture, or released to the Servicer in accordance with Section 8.06 of the Indenture, in respect of the Servicing Fee. The provisions of such indemnity shall run directly to and be enforceable by such Servicer Indemnified Parties.

The Issuer (as Certificateholder of the Receivables Trust) will indemnify, defend and hold harmless the Servicer and its officers, directors, employees, representatives and agents (each, an “Issuer Indemnified Party”), from and against and reimburse the Servicer for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s and agent’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Servicer directly or indirectly relating to, or arising from, claims against the Servicer by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs; provided, however, that the Issuer shall not indemnify any Issuer Indemnified Party for any such acts or omissions attributable directly or indirectly to the negligence or willful misconduct of such Issuer Indemnified Party or, other than with respect to SST as successor Servicer, for any breach by the Servicer of any of the Servicer Transaction Documents. The provisions of this section shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

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Section 2.08 Grant of License. For the purpose of enabling the Back-Up Servicer or any other Successor Servicer to perform the functions of servicing and collecting the Receivables upon a Servicer Default, Conn Appliances hereby (i) assigns, to the extent not prohibited by law or the terms of any agreement to which Conn Appliances is a party or by which it is deemed bound (by the terms thereof or by acceptance of a license), to the Indenture Trustee for the benefit of the Secured Parties and shall be deemed to assign to the Indenture Trustee for the benefit of the Secured Parties, the Back-Up Servicer or any other Successor Servicer all rights owned or hereinafter acquired by Conn Appliances (by license, sublicense, lease, easement or otherwise) in and to any equipment used for servicing (or reasonable access thereto) together with a copy of any software used in connection with the performance of its duties as Servicer and relating to the Servicing and collecting of Receivables, (ii) agrees to use all reasonable efforts to assist the Indenture Trustee for the benefit of the Secured Parties, the Back-Up Servicer or any other Successor Servicer to arrange licensing agreements with all software vendors and other applicable persons in a manner and to the extent reasonably appropriate to effectuate the servicing of the Receivables, (iii) agrees to deliver to the Indenture Trustee, the Back-Up Servicer or any Successor Servicer executed copies of any landlord waivers that may be necessary to grant to the Indenture Trustee, the Back–Up Servicer or any other Successor Servicer access to any leased premises of Conn Appliances for which the Indenture Trustee, the Back-Up Servicer or any other Successor Servicer may require access to perform the collection and administrative functions to be performed by the Indenture Trustee, the Back-Up Servicer or any Successor Servicer under the Servicer Transaction Documents and (iv) agrees that it will terminate its activities as Servicer hereunder in a manner which the Indenture Trustee the Back-Up Servicer or any Successor Servicer reasonably believes will facilitate the transition of the performance of such activities to the Back-Up Servicer or any other designated Successor Servicer, as applicable, and shall use commercially reasonable efforts to assist the Indenture Trustee, the Back-Up Servicer or any Successor Servicer in such transition. The terms of this Section 2.08 shall all be subject to the limitations on the Servicer’s rights as set forth in the Intercreditor Agreement.

Section 2.09 Servicing Compensation. As compensation for its servicing and custodial activities hereunder and reimbursement for its expenses (in the case of Conn Appliances only) as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) as set forth below (including, with regards to SST as Successor Servicer, as set forth on the SST Fee Schedule). The “Servicing Fee” for any Payment Date, other than the initial Payment Date, shall be an amount equal to the product of (i) the Servicing Fee Rate, multiplied by (ii) the aggregate Receivables Principal Balance of all Receivables in the Receivables Trust Estate as of the first day of the related Collection Period, multiplied by (iii) one-twelfth. The Servicing Fee for the initial Payment Date shall be an amount equal to the product of (i) the Servicing Fee Rate multiplied by (ii) the aggregate Receivables Principal Balance of all Receivables in the Receivables Trust Estate as of the Initial Cut-

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Off Date, multiplied by (iii) a fraction having as its numerator the number of days from the Initial Cut-Off Date through the end of the related Collection Period, and as its denominator, 360. The Servicing Fee shall be payable to the Servicer solely to the extent that amounts are available for payment in accordance with the terms of the Indenture.

The initial Servicer’s expenses include expenses incurred by the initial Servicer in connection with its activities hereunder; provided, that the initial Servicer in its capacity as such shall not be liable for any liabilities, costs or expenses of the Receivables Trust, the Issuer or the Noteholders arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income or gross receipts (or any interest or penalties with respect thereto or arising from a failure to comply therewith) except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the initial Servicer of its obligations under Section 6.02 hereof. In such case, the initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee. The payment of the expenses of SST, as Successor Servicer, which with respect to SST are set forth in the SST Fee Schedule attached to the Back-Up Servicing Agreement, shall be distributed on each Payment Date on which such amounts are due and payable to the extent of funds available therefor in accordance with Section 8.06 of the Indenture and the SST Fee Schedule. The provisions of this Section 2.09 shall survive the termination of this Agreement and the earlier resignation or removal of the Servicer.

Section 2.10 Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to and for the benefit of the Receivables Trust, the Issuer, the Indenture Trustee, the Back-Up Servicer, the Successor Servicer, the Administrative Agent and the Noteholders as of the date of this Agreement and, in the case of the initial Servicer, as of the Note Initial Increase Date and, if applicable, any Note Balance Increase Date, any other date Receivables are acquired by the Receivables Trust, and, in the case of any Successor Servicer, as of the date of its appointment as Servicer:

(a) Organization and Good Standing, etc. Servicer has been duly organized and is validly existing and in good standing under the laws of its state of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business are presently conducted. Servicer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have an Adverse Effect.

(b) Power and Authority; Due Authorization. Servicer has (i) all necessary power, authority and legal right to execute, deliver and perform, as applicable, its obligations under this Agreement and each of the other Servicer Transaction Documents, and (ii) duly authorized, by all necessary action, the execution, delivery and performance, as applicable, of this Agreement and the other Servicer Transaction Documents. Servicer has and in the case of the initial Servicer only, had at all relevant times, and now has, all necessary power, authority and legal right to perform its duties as Servicer.

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(c) No Violation. The consummation of the transactions contemplated by this Agreement and the other Servicer Transaction Documents and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the organizational documents of Servicer, or (B) (in the case of SST as successor Servicer, without investigation or inquiry) any material indenture, loan agreement, pooling and servicing agreement, receivables purchase and sale agreement, mortgage, deed of trust, or other agreement or instrument to which Servicer is a party or by which any of them or any of their respective properties is bound, (ii) in the case of the initial Servicer only, result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase and sale agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Servicer Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to Servicer or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Servicer or any of its properties.

(d) Eligible Receivable. Solely in the case of the initial Servicer, each Receivable in the Trust Estate (other than any 2017-PV1 Ineligible Receivable) is an Eligible Receivable as of its Cut-Off Date.

(e) Validity and Binding Nature. This Agreement is, and the other Servicer Transaction Documents when duly executed and delivered, as applicable, by Servicer and the other parties thereto will be, the legal, valid and binding obligation of Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(f) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by Servicer of any Servicer Transaction Document to which it is a party remains unobtained or unfiled, except in the case of the initial Servicer for the filing of the UCC financing statements referred to in Section 3.1(iii) of the First Receivables Purchase Agreement and Schedule I to the Indenture.

(g) Margin Regulations. Initial Servicer is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Notes, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

(h) Compliance with Applicable Laws. Servicer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have an Adverse Effect.

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(i) No Proceedings. Except as described in Schedule I or as disclosed to the Administrative Agent on or before the Effective Date, provided that such schedule shall only apply to the initial Servicer,

(i) there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which Servicer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the actual knowledge of Servicer, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Servicer that, individually or in the aggregate, is reasonably likely to have an Adverse Effect; and

(ii) there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the actual knowledge of Servicer, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any other Servicer Transaction Document, or (B) seeking to prevent the consummation of any of the other transactions contemplated by this Agreement or any other Servicer Transaction Document.

(j) Accuracy of Information. All information heretofore furnished by, or on behalf of, Servicer to the Receivables Trust, the Issuer, the Indenture Trustee, the Administrative Agent or any Noteholder in connection with any Servicer Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect.

In the event that there is any breach of any of the representations, warranties or covenants of the initial Servicer contained in Sections 2.13(a) and (e) and 2.14(a) with respect to any Receivable, and such Receivable becomes a Defaulted Receivable or the rights of the Secured Parties in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available to the Indenture Trustee for the benefit of the Secured Parties or the initial Servicer has released any Merchandise securing a Receivable from the lien created by such Receivable (except as specifically provided in the Servicer Transaction Documents), then the initial Servicer shall be deemed to have received on such day a collection of such Receivable in full, and the initial Servicer shall, on the Distribution Date, deposit into the Collection Account, subject to Section 8.03(a) of the Indenture, an amount equal to the Repurchase Price of such Receivable, and such amount shall be allocated and applied by the initial Servicer as a Collection allocable to the Receivables or Related Security in accordance with the applicable section relating to allocation of Collections in the Indenture. In the event that the initial Servicer has paid to or for the benefit of the Noteholders or any other applicable Secured Party the full Repurchase Price of any Receivable pursuant to this paragraph, the Receivables Trust shall release and convey all of such Person’s right, title and interest in and to the related Receivable to the initial Servicer, without representation or warranty, but free and clear of all liens created by such Person, as applicable.

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Section 2.11 Reports and Records for the Indenture Trustee. In addition to each of the reports required to be prepared and delivered by the Servicer pursuant to Section 2.02(e) hereof, the Servicer shall, after the Note Initial Increase Date at any time the Notes are Outstanding, prepare and deliver in accordance with this Section 2.11 each of the following reports and notices:

(a) Periodic Reports. (a) Not later than the second Business Day preceding each Payment Date, the Servicer shall prepare and forward to the Indenture Trustee (i) a Monthly Servicer Report in accordance with Section 8.10 of the Indenture and substantially the form set forth on Exhibit A attached hereto as of the last Business Day of the immediately preceding calendar month, and (ii) as soon as reasonably practicable, from time to time, such other information in its possession as the Receivables Trust, the Indenture Trustee, the Administrative Agent or the Back-Up Servicer may reasonably request.

(b) Notes Reports. The initial Servicer shall prepare and deliver any reports required to be prepared and delivered by the Servicer by the terms of any agreements of the Issuer or the Servicer relating to the issuance or purchase of any of the Notes.

Section 2.12 Reports to the Commission. The Issuer, the Receivables Trust and/or Conn Appliances, if the Issuer, the Receivables Trust and/or Conn Appliances or any Affiliate of either of them is not acting as Servicer, shall, at the expense of the Issuer or Conn Appliances, as applicable, cooperate in any reasonable request of the Indenture Trustee in connection with any filings required to be filed by the Indenture Trustee with the SEC under the provisions of the Securities Exchange Act of 1934 or pursuant to the Indenture.

Section 2.13 Affirmative Covenants of the Servicer. At all times from the Note Initial Increase Date to the date on which the Note Balance of all Notes shall be equal to zero, unless the Required Noteholders shall otherwise consent in writing:

(a) Credit and Collection Policies. The Servicer will comply in all material respects with the Credit and Collection Policies in regard to each Receivable and the related Contract.

(b) Collections Received. Subject to Section 8.03(a) of the Indenture, the Servicer shall set aside and deposit as soon as reasonably practicable (but in any event no later than two (2) Business Days following its receipt thereof) into the Collection Account all Collections received from time to time by the Servicer.

(c) Notice of Early Amortization Event, Events of Default, Potential Pay Out Event or Servicer Defaults. Within five (5) Business Days after the Servicer obtains actual knowledge or receives written notice of the occurrence of each Early Amortization Event, Event of Default or Servicer Default, the Servicer

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will furnish to the Indenture Trustee and the Rating Agencies (if any Rating Agency then provides a rating on the Notes) a statement of a Responsible Officer of the Servicer, setting forth to the extent actually known by the Servicer, details of such Early Amortization Event, Event of Default or Servicer Default, and the action which the Servicer, the Issuer or a Depositor proposes to take with respect thereto.

(d) Conduct of Business. The Servicer will do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such would have an Adverse Effect.

(e) Compliance with Laws. The Servicer will comply in all respects with all laws with respect to the Receivables to the extent that any non-compliance would have an Adverse Effect.

Section 2.14 Negative Covenants of the Servicer. At all times from the date hereof to the date on which the Note Balance of all Notes shall be equal to zero, unless the Required Noteholders shall otherwise consent in writing:

(a) Modifications of Receivables or Contracts. The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto; except in accordance with Section 2.02(b).

(b) Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. (I) The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto executed and delivered to the Indenture Trustee, and with notice to the Rating Agencies (if any Rating Agency then provides a rating on the Notes), the performance of every covenant and obligation of the Servicer under the Servicer Transaction Documents; and

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(ii) the Servicer has delivered to the Indenture Trustee, the Administrative Agent, the Noteholders and the Receivables an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer comply with this paragraph (b) and that all conditions precedent herein provided for relating to such transaction have been complied with (and if an agreement supplemental hereto has been executed as contemplated by clause (i) above, such opinion of counsel shall state that such supplemental agreement is a legal, valid and standing obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

(II) If SST is acting as Servicer, any corporation or other entity into which SST may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which SST shall be a party, or any corporation or other entity succeeding to the business of SST must be the successor of SST hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, and SST will not merge, convert or consolidate if the resulting entity would not be the successor of SST hereunder.

(c) No Change in Business or the Credit and Collection Policies. The Servicer will not make any change in the character of its business or in the Credit and Collection Policies, which change would, in either case, impair the collectability of any Receivable or otherwise have an Adverse Effect, except to the extent such change is required as a result of a change in applicable Requirements of Law.

Section 2.15 Sale of Defaulted Receivables. The initial Servicer may sell, on behalf of the Receivables Trust, Defaulted Receivables that have been Defaulted Receivables for no less than six months, as to which the initial Servicer shall have determined eventual payment in full is unlikely, to an unaffiliated third party for the greatest market price available, if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivables would be increased by such sale. Notwithstanding the foregoing, in no event may the aggregate sales of Defaulted Receivables (by Receivables Principal Balance of such Defaulted Receivable as of the applicable Cut-Off Date) pursuant to this Section 2.15 exceed 10% of the Receivables Principal Balance of all Receivables as of their applicable Cut-Off Date.

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ARTICLE III

[RESERVED]

ARTICLE IV

[RESERVED]

ARTICLE V

OTHER MATTERS RELATING

TO THE SERVICER

Section 5.01 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by it or required to be taken by it in such capacity herein and in the other Servicer Transaction Documents.

Section 5.02 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents who are natural persons of the Servicer shall not be under any liability to the Issuer, the Receivables Trust, the Indenture Trustee, the Administrative Agent, the Noteholders or any other Person hereunder or pursuant to any document delivered hereunder for any action taken or for refraining from the taking of any action, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any supplement hereto. Except as provided in this Section 5.02 with respect to the Issuer, the Receivables Trust, and the Indenture Trustee, and their respective officers, directors, employees and agents, the Servicer shall not be under any liability to the Issuer, the Receivables Trust, the Indenture Trustee, their respective officers, directors, employees and agents, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any supplement hereto; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of (x) willful misconduct, bad faith or negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under the Indenture or (y) breach of the express terms of any Servicer Transaction Document. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables or the other property in the Trust Estate in accordance with this Agreement, the Indenture and the Note Purchase Agreement that in its reasonable opinion may involve it in any expense or liability.

Section 5.03 Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which such Servicer could take to make the

23

performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of any Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer’s Certificate of the Servicer (or, if the Servicer is not Conn Appliances or an Affiliate thereof, a certificate of a responsible officer of such Servicer), each to such effect delivered, and satisfactory in form and substance, to the Indenture Trustee. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 2.01 hereof and notice has been provided to the Rating Agencies (if any Rating Agency then provides a rating on the Notes).

Section 5.04 Waiver of Defaults. Any default by the Servicer in the performance of its obligations hereunder and its consequences may be waived pursuant to Section 7.01. Upon any such waiver of a default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VI

ADDITIONAL OBLIGATION OF THE

SERVICER WITH RESPECT TO THE INDENTURE TRUSTEE

Section 6.01 Successor Indenture Trustee.

(a) If the Indenture Trustee resigns or is removed pursuant to the terms of the Indenture or if a vacancy exists in the office of the Indenture Trustee for any reason, the Servicer (or, if Conn Appliances is not the Servicer, the Issuer), with the consent of the Administrative Agent, shall promptly appoint a successor Indenture Trustee meeting the requirements of Section 6.11 of the Indenture, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee and one copy to the successor Indenture Trustee.

(b) The Servicer and the Issuer agree to execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Indenture Trustee all rights, powers, duties and obligations under the Indenture and hereunder.

Section 6.02 Tax Returns. The initial Servicer, on behalf of Issuer, or the Issuer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. Except to the extent the initial Servicer or the Issuer breaches its obligations or covenants contained in this Section 6.02, in no event shall the initial Servicer or the Issuer be liable for any liabilities, costs or expenses of the Noteholders arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income or gross receipts (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

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Section 6.03 Final Payment with Respect to the Notes. The initial Servicer or the Issuer shall provide any notice of final payment as specified for the Issuer in Section 10.02 of the Indenture and in accordance with the procedures set forth therein.

Section 6.04 Optional Purchase of Receivables Trust Estate.

(a) The Servicer will have the option to purchase (the “Optional Purchase”) the Receivables Trust Estate and/or the Receivables Trust Certificate for an amount equal to the Optional Purchase Price from the Issuer on any Payment Date if as of the last day of the related Monthly Period, the Note Balance has declined to 10% or less of the Note Maximum Balance as of the such date, in accordance with Section 8.07 of the Indenture. The Optional Purchase Price will not be less than an amount sufficient to pay all amounts owing on the Notes in full on the final Payment Date in accordance with the priorities set forth in Section 8.06 of the Indenture. If the Servicer elects to exercise such option, it shall comply with all applicable conditions set forth in Section 8.07 of the Indenture. Upon proper exercise of such option and payment of the Optional Purchase Price, the Receivables Trust Estate or Receivables Trust Certificate to be sold in such Optional Purchase shall be sold to the Servicer at a price equal to the related Optional Purchase Price. The proceeds of any such Optional Purchase shall be applied to the Notes in accordance with the provisions for the redemption of such Notes on such date as set forth in the Indenture.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment.

(a) Any provision of this Agreement may be amended, supplemented, modified or waived in writing from time to time by the Issuer, the Indenture Trustee, the Receivables Trust and the Servicer with the consent of the Administrative Agent and the Required Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment, supplement, modification or waiver shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Notes without the consent of each Holder of Notes so affected, (ii) change the definition of or the manner of calculating the Note Balance without the consent of each Holder of Notes, (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Holder of Notes adversely affected, (iv) adversely affect in any material

25

respect the interests of the Back-Up Servicer (including as Successor Servicer) without its prior written consent or (v) adversely affect in any material respect the interests of the Indenture Trustee without its prior written consent. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Indenture Trustee’s rights, duties, indemnities or immunities under this Agreement, the Indenture or otherwise.

(b) Promptly after the execution of any such amendment, the Issuer shall furnish notification of the substance of such amendment to the Rating Agencies (if any Rating Agency then provides a rating on the Notes).

(c) Notwithstanding anything herein to the contrary, no amendment this Agreement shall be effective unless, as evidenced by an officer’s certificate of the Servicer, such amendment would not result in or cause the Receivables Trust or the Issuer to be classified as an association or publicly traded partnership taxable as a corporation.

(d) It shall not be necessary for the consent of Noteholders under this Section 7.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Administrative Agent may prescribe.

(e) In connection with any amendment, the Indenture Trustee shall be entitled to receive (i) an Officer’s Certificate to the effect that the amendment complies with all requirements of this Agreement and the Indenture and that all conditions precedent thereto have been satisfied, and (ii) if any Noteholders did not consent to such amendment, an Opinion of Counsel (from an external law firm) from the Issuer to the effect that the amendment complies with all requirements of this Agreement and the Indenture, except that such counsel shall not be required to opine on factual matters.

(f) All reasonable fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred in connection with any amendment, modification, waiver or supplement to this Agreement shall be payable by the Issuer.

Section 7.02 Protection of Right, Title and Interest to Receivables and Related Security.

(a) Conn Appliances or the Issuer (if Conn Appliances is not the Servicer) shall cause this Agreement, the Indenture and the Note Purchase Agreement, all amendments hereto and/or all financing statements and any other necessary documents covering the Noteholders’ and the Indenture Trustee’s right, title and interest to the Trust Estate and the Receivables Trust’s right, title and interest to the Receivables Trust Estate to be promptly recorded, registered and

26

filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the Indenture Trustee’s Lien (granted pursuant to the Indenture for the benefit of the Secured Parties) on the property comprising the Trust Estate and the Receivables Trust’s right, title and interest to the Receivables Trust Estate. Conn Appliances or the Issuer shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(b) The Servicer will give the Indenture Trustee prompt written notice of any relocation of any office from which it services the Receivables and Related Security or keeps records concerning such items or of its principal executive office and, in the case of the initial Servicer, prompt written notice of whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the Indenture Trustee’s security interest in the Trust Estate and the proceeds thereof for the benefit of the Secured Parties. The Servicer will at all times maintain each office from which it performs custody, collection and/or customer service obligations with respect to the Receivables, Related Security and other property in its possession and part of the Trust Estate and its principal executive office within the United States of America.

Section 7.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SERVICING AGREEMENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 7.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier (overnight or hand-delivered) at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, Conn’s Receivables Warehouse, LLC, 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381, Attention: Mark Prior, Email: mark.prior@conns.com, (b) in the case of the initial Servicer or Conn Appliances, to 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381, (c) in the case of the Indenture Trustee, to the

27

Corporate Trust Office, and (d) in the case of the Receivables Trust, to c/o Wilmington Trust, National Association, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration – Conn’s Receivables Warehouse Trust; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise expressly provided herein, the Indenture or the Note Purchase Agreement, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed or published, as the case may be, within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

Section 7.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.06 Delegation. Except as provided in Section 2.01, or 2.02, the Servicer may not delegate any of its obligations under this Agreement.

Section 7.07 Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or the Transaction Documents or any matter arising hereunder or thereunder.

Section 7.08 Further Assurances. The Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee more fully to effect the purposes of this Agreement.

Section 7.09 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee, the Issuer, the Receivables Trust, the Servicer, or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.10 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

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Section 7.11 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Secured Parties and their respective successors and permitted assigns. Except as provided in this Section 7.11, no other Person will have any right or obligation hereunder; provided that the Issuer shall have the right to enforce all rights of the Receivables Trust.

Section 7.12 Actions by Noteholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders, as certified by such Noteholder. Notwithstanding anything in this Agreement to the contrary, neither the Servicer nor any Affiliate thereof shall have any right to vote with respect to any Note except as specifically provided in the Indenture or the Note Purchase Agreement.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 7.13 Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and the Indenture Trustee (if such information is in the Indenture Trustee’s possession) agree to provide to any Noteholders and to any prospective purchaser of Notes designated by such a Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, and the Servicer agrees to reasonably cooperate with the Issuer and the Indenture Trustee in connection with the foregoing.

Section 7.14 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

Section 7.15 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.16 Rights of the Indenture Trustee. The Indenture Trustee shall be entitled to all rights, powers, protection, privileges, indemnities and immunities conferred on it by the terms of the Indenture as if specifically set forth herein, and shall not be liable for any loss arising in connection with the exercise of any such rights, powers, protections, privileges, indemnities and immunities.

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Section 7.17 Sales Tax Proceeds. For the avoidance of doubt, (1) the initial Servicer hereby notifies each of the parties hereto that the Receivables Trust, the Depositor, the Seller and the Issuer are each “assignees” of the right to receive the Texas bad debt deduction for all applicable defaults as per Section 151.426(c) of the Texas Tax Code and (2) each of the initial Servicer, the Depositor, the Seller, the Receivables Trust, the Issuer, and the retailer of the Merchandise will cooperate to obtain the Texas bad deduction for the assignees.

Section 7.18 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally but solely as Receivables Trust Trustee of the Receivables Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Receivables Trust is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Receivables Trust, (c) nothing herein contained shall be construed as creating any liability on WTNA individually or personally, to perform any covenant either expressed or implied contained herein of the Receivables Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties herein, (d) WTNA has made no investigation as to the accuracy or completeness of any representations and warranties made by the Receivables Trust in this Agreement and (e) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Receivables Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Receivables Trust under this Agreement or any other related documents.

Section 7.19 Effectiveness of Agreement. Notwithstanding anything to the contrary herein, this Agreement, including each grant of security interest hereunder and the representations, warranties, covenants and other obligations of the Seller, the Purchaser and the Receivables Trust shall become effective on August 8, 2017.

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IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

CONN’S RECEIVABLES WAREHOUSE, LLC, as Issuer

By:	/s/ Melissa Allen
Name:	Melissa Allen
Title:	Director

CONN’S RECEIVABLES WAREHOUSE TRUST as Receivables Trust

By: Wilmington Trust, National Association, not in its individual capacity but solely as Receivables Trust Trustee

By:	/s/ Drew Davis
Name:	Drew Davis
Title:	Vice President

CONN APPLIANCES, INC., as Servicer

By:	/s/ Mark L. Prior
Name:	Mark L. Prior
Title:	Vice President and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Vice President

Exhibit A

Form of Monthly Servicer Report

FORM OF MONTHLY SERVICER REPORT

[ATTACHED]

2

CONN’S RECEIVABLES WAREHOUSE

Monthly Warehouse Report

Monthly Period Beginning:
Monthly Period Ending:
Previous Payment Date/Close Date:
Payment Date:
30/360 Days:

I. OUTSTANDING RECEIVABLES BALANCE CALCULATION

{1} Beginning of period Outstanding Receivables Balance						{1}

Monthly principal amounts
{2} Principal payments					{2}
{3} Outstanding Receivables that became Defaulted Receivables					{3}
{4} Reversal of Earned Finance Charges for Cash Option & EPNI Receivables					{4}
{5} Repurchased Receivables (Rep. and Warranty Breaches)					{5}
{6} Repurchased Receivables (Ineligibles)					{6}
{7} Total Change in Outstanding Receivables Balance						{7}
{8} End of period Aggregate Receivables Principal Balance						{8}
{9} Delinquent Receivables (60+ days)						{9}
{10} End of Period Borrowing Base Receivables Principal Balance						{10}
{11} Pool Factor (End of period Aggregate Receivables Principal Balance/ Cut-off Date Aggregate Receivables Principal Balance)						{11}

Class A
II. NOTE BALANCE CALCULATION
$ Note Factor
{12} Original Note Balance	{12}
{13} Beginning of period Note Balance	{13}
{14} Principal Distribution Allocation	{14}
{15} End of period Note Balance	{15}
{16} Total Distribution (Principal and Interest) for the Monthly Period	{16}

III. RECONCILIATION OF COLLECTION ACCOUNT

Available Funds
{17} Total Principal Payments (including repurchased receivables + Reversal of Earned Finance Charges for Cash Option & EPNI Receivables)					{17}
{18} Recoveries				{18}
{19} Finance Charges (less reversal of Earned Financed Charges for Cash Option Receivables)				{19}
{20} Other amounts received				{20}
{21} Reserve Fund and Collection Account Interest				{21}
{22} Total Available Funds				{22}

Recoveries
{23} Principal recoveries received (net of recovery expenses)					{23}
{24} RSA refunds received Sales				{24}
{25} tax refunds received Total				{25}
{26} Recoveries				{26}

Distributions
{27} (i1a) Trustee and Note Registrar fees and expenses			{27}
{28} (i1b) Receivables Trust Trustee fees and expenses (i1c)		{28}
{29} Servicer fees and expenses		{29}
{30} (i1d) Back-Up Servicer fees and expenses		{30}
{31} (i2) Receivables Trust Trustee, Servicer, Back-up Servicer, Indenture Trustee and other fees (cap of $200,000 per annum for expenses and indemnities, unless the Notes have been accelerated)		{31}
{32} (ii) Backup Servicing Fee and Servicing Transition Costs, if any (cap of $115,000 on all Payment Dates)				{32}
{33} (iii) Servicing Fee				{33}
{34} (ivx) Monthly Interest			{34}
{35} (ivy) Hedge Payment Amounts		{35}
{36} (v) Reserve Account, the amount needed (if any) until the balance thereof equals the Enhanced Required Reserve Account Amount (vix1)		{36}
{37} Principal payment to reduce the Note Balance to the Target Class A Principal Amount		{37}
{38} (vix2) Note Balance Decrease of the Notes (if any) and pay (if applicable) any due and unpaid Breakage Fee		{38}
{39} (viy) Payment of any Hedge Breakage Costs where Hedge Counterparty is not sole Defaulting Party					{39}
{40} (vii) Additional fee and expenses to the Receivables Trust Trustee, Trustee, Note Registrar, Servicer, Back-up Servicer, Noteholders and Administrative Agent to the extent not paid in (i)				{40}
{41} (viii) Any indemnified amounts due to the Receivables Trust Trustee, Indenture Trustee, Servicer, Back-up Servicer, and any other Person entitled thereto				{41}
{42} (ix) Payment of any Hedge Breakage Costs where Hedge Counterparty is sole Defaulting Party				{42}
{43} (x) Remaining amounts to the Issuer				{43}
{44} Total Distribution Amount				{44}

3

CONN’S RECEIVABLES WAREHOUSE Monthly Warehouse Report

Monthly Period Beginning:
Monthly Period Ending:
Previous Payment Date/Close Date:
Payment Date:
30/360 Days:

IV. RECONCILIATION OF RESERVE FUND

{45} Beginning of period Reserve Fund balance Deposit	{45}
{46} to Reserve Fund (including interest) Release from	{46}
{47} Reserve Fund (including interest)	{47}

{48} End of period Reserve Fund balance						{48}

{49} Reserve Fund Required Amount			{49}
{50} Amount required to purchase Eligible Interest Rate Caps sufficient to cause clause (a) of the definition of “Cap Condition” to be satisfied Enhanced			{50}
{51} Required Reserve Account Amount			{51}
{52} Change in Reserve Fund balance from prior period			{52}

V. OVERCOLLATERALIZATION

Target Overcollateralization Amount
Initial Note Increase Date
{53} (i) 33.50% of the Borrowing Base Receivables Principal Balance at the end of the Monthly Period Any Payment Date thereafter (greater of)						{53}
{54} (i) 55.50% of the Borrowing Base Receivables Principal Balance as of the last day of the related Collection Period and			{54}
{55} (ii) 8.00% of the Borrowing Base Receivables Principal Balance of all Receivables as of the related Cut-off Date.			{55}
{56} Target Overcollateralization Amount						{56}
{57} End of period Outstanding Receivables Balance			{57}
{58} End of period Note Balance			{58}
{59} Overcollateralization amount at the end of the Monthly Period			{59}
{60} Overcollateralization% of Outstanding Receivables Balance at the end of the Monthly Period Overcollateralization Deficiency			{60}

VI. STATISTICAL DATA

			At closing		Previous Month		Current Month
{61} Outstanding Receivables Balance		{61}
{62} Weighted average Interest Rate		{62}
{63} Weighted average Age		{63}
{64} Weighted average Remaining Term		{64}
{65} Number of Receivables		{65}

12mo Cash Option Receivables

			At closing		Previous Month		Current Month
{66} Number of 12mo Cash Option Receivable Accounts that exercised Cash Option during current Monthly Period		{66}
{67} Aggregate previous Earned Finance Charges of exercised 12mo Cash Option Receivables		{67}
{68} Outstanding Receivables Balance of 12mo Cash Option Receivables		{68}
{69} Number of 12mo Cash Option Receivables		{69}
{70} % of Eligible Receivables that are 12mo Cash Option Receivables as of End of current Monthly Period		{70}
{71} Weighted average Age of 12mo Cash Option Receivables		{71}
{72} Weighted average Remaining Term of 12mo Cash Option Receivables		{72}
18mo Cash Option Receivables

			At closing		Previous Month		Current Month
{73} Number of 18mo Cash Option Receivable Accounts that exercised Cash Option during current Monthly Period		{73}
{74} Aggregate previous Earned Finance Charges of exercised 18mo Cash Option Receivables		{74}
{75} Outstanding Receivables Balance of 18mo Cash Option Receivables		{75}
{76} Number of 18mo Cash Option Receivables		{76}
{77} % of Eligible Receivables that are 18mo Cash Option Receivables as of End of current Monthly Period		{77}
{78} Weighted average Age of 18mo Cash Option Receivables		{78}
{79} Weighted average Remaining Term of 18mo Cash Option Receivables		{79}

VII. DELINQUENCY DATA

Outstanding
					Receivables Balance		% Total
{80} Current				{80}
{81} 31-60 days delinquent				{81}
{82} 61-90 days delinquent				{82}
{83} 91-120 days delinquent				{83}
{84} 121-150 days delinquent				{84}
{85} 151-180 days delinquent				{85}
{86} 181-209 days delinquent				{86}
{87} Total Delinquencies				{87}

					# of Accounts		Balance
{88} Count and Balance of loans that have ever been Re-aged				{88}

VIII. PERFORMANCE DATA

Trigger Events
{89} Total Outstanding Receivables Balance that became Defaulted Receivables during current Monthly Period	{89}
{90} Total Recoveries received during current Monthly Period	{90}

4

CONN’S RECEIVABLES WAREHOUSE Monthly Warehouse Report

Monthly Period Beginning:
Monthly Period Ending:
Previous Payment Date/Close Date:
Payment Date:
30/360 Days:

{91}	Aggregate Net Investor Loss Amount for Current Monthly Period	{91}	% of Cut-off Balance	Level I Trigger Threshold	Level I Trigger Event	Level II Trigger Threshold	Level II Trigger Event
{92}	Cumulative Outstanding Receivables Balance that became Defaulted Receivables	{92}
{93}	Cumulative Aggregate Net Investor Loss Amount	{93}			N N		N N
{94}	3mo Average Annualized Net Loss	{94}
{95}	Current Monthly Period	{95}
{96}	Last Month	{96}
{97}	Two Months Prior	{97}	% of Cut-off Balance	Trigger Threshold	Trigger Event	Trigger Threshold	Trigger Event
{98}	Delinquent Receivables (60+ days)	{98}			N N		N N
{99}	Modification (Re-age) Receivables	{99}

VIII. FINANCIAL COVENANTS*

ABL Financial Covenants

{100} Interest Coverage Ratio	Current Level: Threshold Passing?	1.00 : 1.00
Yes/No
{101} Leverage Ratio	Current Level: Maximum Passing?	4.00 : 1.00
Yes/No
{102} ABS Excluded Leverage Ratio	Current Level: Maximum Passing?	2.00 : 1.00
Yes/No
{103} Consolidated Net Worth	Current Level: Threshold Passing?	$400,000,000.00
Yes/No

* Calculations supporting financial covenants to be attached

CONN APPLIANCES, INC, as Servicer

By:
Name:
Title:

5

I.	OUTSTANDING RECEIVABLES BALANCE CALCULATION

#### Repurchased Receivables

Date Repurchased	Loan ID	Outstanding Balance	Reason For Repurchase

Repurchases of Defaulted Receivables

Date Repurchased	Loan ID	Outstanding Balance	Reason For Repurchase

6

II.	PERFORMANCE TRIGGER LEVELS

Level I Trigger Event
Payment Date (months from Cut-Off Date)	Cumulative Net Loss Percentage	Three Month Average Annualized Net Loss Ratio	Delinquency Percentage	Modification (Re-age) Percentage
1			3.1%	4.7%
2			6.5%	6.2%
3			9.4%	7.9%
4			11.8%	10.0%
5			14.2%	12.1%
6	3.2%	37.5%	16.3%	14.4%
7	4.7%	37.5%	15.3%	16.6%
8	6.1%	37.5%	15.1%	18.8%
9	7.4%	37.5%	15.5%	20.9%
10	8.6%	37.5%	16.3%	23.6%
11	9.8%	37.5%	17.7%	27.2%
12	10.9%	37.5%	18.3%	29.4%
13	12.0%	40.0%	18.9%	31.5%
14	13.0%	40.0%	19.6%	33.5%
15	14.0%	40.0%	20.0%	35.4%
16	14.9%	45.0%	20.5%	37.3%
17	15.7%	45.0%	20.9%	39.2%
18	16.5%	45.0%	21.4%	41.2%
19	17.1%	45.0%	21.9%	43.0%
20	17.8%	45.0%	22.5%	45.0%
21	18.3%	50.0%	23.0%	47.2%
22	19.2%	50.0%	23.6%	49.5%
23	19.7%	50.0%	24.5%	51.9%
24	20.1%	50.0%	24.5%	51.9%

Level II Trigger Event

Payment Date (months from Cut-Off Date)	Cumulative Net Loss Percentage	Delinquency Percentage	Modification (Re-age) Percentage
1		4.6%	6.7%
2		8.0%	8.2%
3		10.9%	9.9%
4		13.3%	12.0%
5		15.7%	14.1%
6	4.7%	17.8%	16.4%
7	6.2%	16.8%	18.6%
8	7.6%	16.6%	20.8%
9	8.9%	17.0%	22.9%
10	10.1%	17.8%	25.6%
11	11.3%	19.2%	29.2%
12	12.4%	19.8%	31.4%
13	13.5%	20.4%	33.5%
14	14.5%	21.1%	35.5%
15	15.5%	21.5%	37.4%
16	16.4%	22.0%	39.3%
17	17.2%	22.4%	41.2%
18	18.0%	22.9%	43.2%
19	18.6%	23.4%	45.0%
20	19.3%	24.0%	47.0%
21	19.8%	24.5%	49.2%
22	20.7%	25.1%	51.5%
23	21.2%	26.0%	53.9%
24	21.6%	26.0%	53.9%

SCHEDULE I

LITIGATION

None

SCHEDULE II

DEFINITIONS

PART A—DEFINITIONS SCHEDULE

The rules of construction set forth in Section 1.02 of the Indenture shall be applicable to this Agreement and to any other agreement that incorporates this Definitions Schedule by reference.

“2016-A Issuer” shall mean Conn’s Receivables Funding 2016-A, LLC.

“2016-A Seller” shall mean the Conn’s Receivables 2016-A Trust.

“2016-A First Receivables Purchase Agreement” shall mean the First Receivables Purchase Agreement dated as of March 17, 2016, between the Original Seller, as seller, and the Depositor, as purchaser.

“2017-PV1 Ineligible Receivables” means the Receivables designated as such on Schedule I to Exhibit A to the initial Bill of Sale delivered under the Second Receivables Purchase Agreement.

“2017-B Securitization” shall mean the sale of asset-backed securities by Conn’s Receivables Funding 2017-B, LLC.

“2017 Commitment Letter” shall mean the Commitment Letter dated August 8, 2017, between the Primary Note Purchaser and the Issuer.

“2017 Reversion Date” shall mean the date that is forty-five (45) calendar days after the 2017 Warehouse Funding Date.

“2017 Warehouse Funding” shall mean the sale of the Class A Notes on the 2017 Warehouse Funding Date.

“2017 Warehouse Funding Date” shall mean August 15, 2017.

“30+ Day Delinquent Receivables” shall mean, with respect to any determination date, any Receivable with respect to which any monthly payment remains unpaid for more than thirty (30) days after the date such monthly payment was originally contractually due, but which Receivable is not yet a 60+ Day Delinquent Receivable.

“60+ Day Delinquent Receivables” shall mean, with respect to any determination date, any Receivable with respect to which any monthly payment remains unpaid for more than sixty (60) days after the date such monthly payment was originally contractually due.

“ABL Agreement” shall mean the Third Amended and Restated Loan and Security Agreement dated as of October 30, 2015, among Conn’s, Inc., as parent and guarantor (“Parent”), Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc. as borrowers, the financial institutions party thereto from time to time as lenders and Bank of America, N.A., a national banking association, as administrative agent and collateral agent.

Schedule II

“ABL Financial Covenants” shall mean the minimum Interest Coverage Ratio, the maximum Leverage Ratio and the maximum ABS Excluded Leverage Ratio, in each case as defined in the ABL Agreement, in effect on August 8, 2017; provided, upon the occurrence of an amendment, modification or replacement of the ABL Agreement that amends the ABL Financial Covenants, the Depositor shall promptly provide written notice of such amendment to the Administrative Agent, and the ABL Financial Covenants definition herein shall remain as defined immediately prior to such amendment, modification or replacement, unless the Administrative Agent receives prior written notice and consents to such amendment, modification or replacement. On August 8, 2017, the ABL Financial Covenants shall be measured on a quarterly basis as of the last day of each fiscal quarter of the Consolidated Parent, and require (i) an Interest Coverage Ratio of at least equal 0.80 to 1.00 until October 31, 2017, and then from October 31, 2017 until January 31, 2018, 1.10 to 1.00, and then from January 31, 2018 and thereafter, 1.25 to 1.00, (ii) a Leverage Ratio not greater than 4.00 to 1.00, and (iii) an ABS Excluded Leverage Ratio not greater than 2.00 to 1.00. Notwithstanding the above, once the Availability Block, as defined in the ABL Agreement, is reduced to $0, in accordance with the terms of the ABL Agreement, the minimum Interest Coverage Ratio requirement for the fiscal quarter in which such reduction occurs and for all fiscal quarters thereafter shall be 2.00 to 1.00.

“ABL Lenders” shall mean the “Lenders” as defined under the ABL Agreement.

“ABS Interests” shall mean and include one or more ABS interests, as defined in the Credit Risk Retention Rules, in the Issuer.

“Act” or “Act of Noteholder” shall have the meaning specified in Section 11.03(a) of the Indenture.

“Additional Cut-Off Date” shall mean with respect to each Additional Receivable, the date specified by the Issuer as the “Cut-Off Date” for such Additional Receivable in connection with the applicable Note Balance Increase Notice.

“Additional Receivable” shall mean, each additional Receivable that is acquired by the Issuer in accordance with a Note Balance Increase.

“Administrative Agent” shall mean Credit Suisse AG, New York Branch, in its capacity as administrative agent under the Note Purchase agreement, together with its successors in interest and any successor administrative agent thereunder.

“Adverse Effect” shall mean, with respect to any event, condition or action, that such action could reasonably be expected to, if not cured, (a) result in the occurrence of an Event of Default; (b) materially and adversely affect (i) the amount or timing of distributions to be made to the Noteholders pursuant to the Servicing Agreement or the Indenture, (ii) the validity or enforceability of any material provision of the Transaction Documents, (iii) the existence, perfection, priority or enforceability of the Indenture Trustee’s security interest in any portion of the Trust Estate, (iv) the ability of any party to perform its obligations under the Transaction Documents or (v) the value, collectability or enforceability of the Receivables and the other assets in the Trust Estate; or (c) otherwise, in respect of any Person, materially and adversely result in a change in the financial condition, business, assets or operations of such Person.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Investor Net Loss Amount” means, with respect to any Collection Period, an amount equal to the aggregate Receivables Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period (each respective aggregate Receivables Principal Balance being measured as of the date the relevant Receivable became a Defaulted Receivable) minus any Deemed Collections and Recoveries deposited into the Collection Account during such Collection Period in respect of Receivables that have become Defaulted Receivables before or during such Collection Period.

“Aggregate Receivables Principal Balance” shall mean, with respect to any date of determination, an amount equal to the aggregate of the Receivables Principal Balance of all Receivables in the Trust Estate, other than Defaulted Receivables and Ineligible Receivables, in each case as of the last day of the most recently ended Collection Period or, in the case of Eligible Receivables acquired by the Issuer after the last day of such Collection Period, the Additional Cut-Off Date for such Eligible Receivables.

“Alternative Purchaser” means each of the Persons, if any, identified from time to time as an “Alternative Purchaser” on the signature pages of the Note Purchase Agreement or in the applicable Assignment and Assumption Agreement and each such Person’s successors or assigns in such capacity.

“Alternative Rate” means, on any date, a fluctuating rate of interest per annum equal to the LIBO Rate plus 1.00%; provided, the Alternative Rate shall be the Base Rate if a LIBO Disruption Event is in effect.

“Assignment and Assumption Agreement” shall have the meaning specified in the Note Purchase Agreement.

“Authorized Officer” shall mean:

(a) with respect to the Receivables Trust, (i) any officer of the Receivables Trust Trustee who is authorized to act for the Receivables Trust Trustee in matters relating to the Receivables Trust and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Receivables Trust Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), and (ii) any officer of the Issuer who is authorized to act for the Issuer in matters relating to the Receivables Trust and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Issuer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter);

(b) with respect to the Depositor, any officer of the Depositor who is authorized to act for the Depositor and who is identified on the list of Authorized Officers (containing the specimen signature of each such Person) delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter);

(c) with respect to the Issuer, any officer of the Issuer who is authorized to act for the Issuer and who is identified on the list of Authorized Officers (containing the specimen signature of each such Person) delivered by the Issuer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter);

(d) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer; and

(e) with respect to the Seller, any officer of the Seller who is authorized to act for the Seller.

“Available Funds” shall mean for any Payment Date, the sum of (a) Collections received in the Collection Account during the Collection Period relating to such Payment Date, (b) any Cap Payments on deposit in the Collection Account as of such Payment Date, and (c) all amounts on deposit in the Reserve Account.

“Back-up Servicer” shall mean Systems & Services Technologies, Inc. or such other Person that is acceptable to the Administrative Agent then acting as “Back-up Servicer” pursuant to and in accordance with a Back-up Servicing Agreement.

“Back-up Servicing Agreement” shall mean a Back-up Servicing Agreement, in form and substance satisfactory to the Administrative Agent, among the Issuer, the Receivables Trust, the Servicer, the Indenture Trustee and the Back-up Servicer, pursuant to which the Back-up Servicer has agreed to perform the back-up servicing duties specified therein for the benefit of the Issuer and the Noteholders.

“Back-up Servicing Fee” shall have the meaning specified in any Back-up Servicing Agreement.

“Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the greater of (i) the Prime Rate and (ii) the Federal Funds Rate plus 0.50%.

“Bill of Sale” shall mean the Bill of Sale, dated as of August 15, 2017, among the Depositor, the Issuer and the Receivables Trust.

“Borrowing Base Receivables Principal Balance” shall mean, with respect to any date of determination, an amount equal to the Aggregate Receivables Principal Balance less Delinquent Receivables, in each case, that are not Defaulted Receivables as of the last day of the most recently ended Collection Period or, in the case of Eligible Receivables acquired by the Issuer after the last day of such Collection Period, the Additional Cut-Off Date for such Eligible Receivables.

“Breakage Fee” shall mean, with respect to any Noteholder, the amounts, if any, payable to such Noteholder under Section 2.03(c) of the Note Purchase Agreement due to either early payment of principal on the Note or failure to pay principal with respect to a scheduled Note Balance Decrease in accordance with Section 2.08(b) of the Indenture.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which banking institutions in New York, New York, Salt Lake City, Utah, Minneapolis, Minnesota or any other city in which the principal executive offices of the Servicer or the Depositor, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed or on which the fixed income markets in New York, New York are closed.

“Cap Condition” shall mean, as of any date, either (a) the Borrower has entered into one or more Interest Rate Hedge Agreements with Eligible Counterparties that are in full force and effect and such Interest Rate Hedge Agreements have a constant or declining scheduled aggregate notional amount projected (as reasonably determined by the Administrative Agent in consultation with the Servicer) to cause the aggregate notional amount of such interest rate caps to equal or exceed the Note Balance at all times until the Notes are repaid in full; provided that such projections shall be based on the scheduled payments due in respect of the Receivables and historical and projected loss, delinquency, default and prepayment rates with respect thereto and such projections shall be made using stress-factor, loss, delinquency, default and prepayment rate assumptions reasonably acceptable to the Administrative Agent or (b) solely in the event that the Cap LIBO Rate is less than 2.00%, the amount on deposit in the Reserve Account is equal to or greater than the Enhanced Required Reserve Account Amount.

“Cap LIBO Rate” shall mean, with respect to any Eligible Interest Rate Cap, the “LIBO Rate” as defined in the Note Purchase Agreement.

“Cap Payments” shall mean, with respect to any Eligible Interest Rate Cap (or other interest rate cap), all payments remitted to the Collection Account by an Eligible Counterparty (or other counterparty) which represent payments made by such Eligible Counterparty (or other counterparty) under the terms of such Eligible Interest Rate Cap (or other interest rate cap).

“Cap Rate” shall mean a rate approved by the Administrative Agent.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests, including, without limitation, limited and general partnership interests, in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Certificate” shall mean the Receivables Trust Certificate.

“Certificateholder” shall mean the registered holder of a Receivables Trust Certificate as reflected in the register maintained pursuant to Section 3.3 of the Receivables Trust Agreement, which shall initially be the Issuer.

“Certificate Register” shall have the meaning assigned to it in the Receivables Trust Agreement.

“Certificate Registrar” shall have the meaning assigned to it in the Receivables Trust Agreement.

“Certificate of Trust” shall mean the certificate of trust of the Receivables Trust filed on January 20, 2017, with the Delaware Secretary of State pursuant to the Delaware Statutory Trust Act.

“Change of Control” shall mean Sponsor ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Servicer or the Issuer, in each case free and clear of all adverse claims other than claims under the ABL Agreement (or, with respect to the Servicer, other than liens to secure any debt that refinanced the ABL Agreement).

“Class A Fee Rate” means, with respect to any date of determination, (a) prior to the occurrence of an Event of Default, 4.00%, and (b) on and after the occurrence of an Event of Default, 9.00%.

“Class A Notes” shall have the meaning specified in the Note Purchase Agreement.

“Closing Date” shall mean February 24, 2017.

“Collection Account” shall have the meaning specified in Section 8.02(a)(i) of the Indenture.

“Collection Period” shall mean, with respect to each Payment Date, the preceding calendar month; provided, however, that the initial Collection Period will commence on the day immediately following the Initial Cut-Off Date.

“Collections” shall mean, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable made by or on behalf of Receivables Obligors, including, without limitation, all principal, Finance Charges and Recoveries, if any, and cash proceeds of Related Security with respect to such Receivable (including any insurance and RSA proceeds and returned premiums but excluding refunds and rebates of earned premium with respect to the cancellation of credit insurance and RSAs and unearned commissions with respect to RSAs related to Defaulted Receivables) and any Deemed Collections in each case, received after the Cut-Off Date; provided, however, that, if not otherwise specified, the term “Collections” shall refer to the Collections on all the Receivables collectively together with any Investment Earnings and any other funds received with respect to the Trust Estate.

“Commercial Paper Notes” means, with respect to a Conduit, the promissory notes issued by or on behalf of such Conduit in the commercial paper market which are allocated by such Conduit as its funding for its purchasing or maintaining its portion of the Note Balance under the Note Purchase Agreement.

“Commitment Letter” shall have the meaning specified in Section 2.04(e) of the Note Purchase Agreement.

“Commitment Letter Delivery Date” shall mean the date on which the Commitment Letter is delivered to the Issuer, the Administrative Agent, the Indenture Trustee and the Servicer in accordance with Section 2.04(e) of the Note Purchase Agreement.

“Conduit” shall mean each of the Persons, if any, identified from time to time as a “Conduit” on the signature pages of the Note Purchase agreement or identified as a “Conduit” in the Assignment and Assumption Agreement pursuant to which it has taken an assignment of Notes in accordance with the Note Purchase Agreement and each such Person’s successors or permitted assigns in such capacity.

“Conn Appliances” shall mean Conn Appliances, Inc., a Texas corporation.

“Consolidated Net Worth” shall mean at any date, with respect to any Person, the consolidated stockholders’ equity of such Person and its consolidated Subsidiaries, minus (to the extent reflected in determining such consolidated stockholders’ equity) all intangible assets (in each case, as determined in accordance with GAAP, applied on a basis consistent with the most recent audited financial statements of such Person before the Note Initial Increase Date or, if applicable, Note Balance Increase Date).

“Consolidated Parent” shall mean, initially, Conn’s, Inc., a Delaware corporation, and any successor Conn’s, Inc. as the indirect or direct parent of Conn Appliances, the financial statements of which are for financial reporting purposes consolidated with Conn Appliances in accordance with GAAP, or if there is none, Conn Appliances.

“Contract” shall mean any Installment Contract (which “Installment Contract” has been acquired (or purported to be acquired) by the Depositor from the 2016-A Seller pursuant to the First Receivables Purchase Agreement and subsequently acquired by the Receivables Trust from the Depositor pursuant to the terms of the Second Receivables Purchase Agreement).

“Corporate Trust Office” shall have the meaning (a) when used in respect of the Receivables Trust Trustee, the address of the Receivables Trust Trustee specified in the Receivables Trust Agreement and (b) when used in respect of the Indenture Trustee, the address of the Indenture Trustee specified in Section 3.02 of the Indenture.

“CP Cost” means, for any day with respect to any Conduit, an amount equal to the weighted average on such day of the rates at which all Commercial Paper Notes issued by or on behalf of such Conduit to fund or maintain its portion of the Note Balance were sold, which rates shall include all dealer commissions and other costs of issuing such Commercial Paper Notes, whether any such commercial paper notes were specifically issued to fund such portion or are allocated, in whole or in part, to such funding.

“Credit and Collection Policy” shall mean the Servicer’s credit and collection policy or policies relating to Contracts and Receivables existing on the Closing Date and referred to and in accordance with the Servicing Agreement, as the same is amended, supplemented or otherwise modified and in effect from time to time in compliance with Section 2.14(c) of the Servicing Agreement; provided, however, if the Servicer is any Person other than the initial Servicer, “Credit and Collection Policies” shall refer to the collection policies of such Servicer as they relate to receivables of a similar nature to the Receivables.

“Credit Risk Retention Rules” shall mean the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq., implementing the credit risk retention requirements of Section 15G of the Exchange Act.

“Cumulative Net Loss Percentage” shall mean, for any Monthly Determination Date, the quotient (expressed as a percentage) of (I) the result of (x) the aggregate Receivables Principal Balance of all Receivables (excluding Ineligible Receivables) that became Defaulted Receivables since the related Cut-off Date, plus (y) the aggregate amount by which the Receivables Principal Balance of any Receivables (other than Defaulted Receivables and Ineligible Receivables) were reduced due to being charged-off in accordance with the Credit and Collection Policy since the related Cut-off Date, minus (z) recoveries in respect of Defaulted Receivables (that were not previously Ineligible Receivables) paid as Collections since the related Cut-off Date divided by (II) the Aggregate Receivables Principal Balance of all Receivables in the Trust Estate as of the related Cut-off Date.

“Custodian” shall have the meaning specified in Section 2.02(a)(ii) of the Servicing Agreement.

“Cut-Off Date” shall mean, with respect to any Receivables, the Initial Cut-Off Date or the related Additional Cut-Off Date, as applicable.

“Debtor Relief Laws” shall mean (i) the United States Bankruptcy Code and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, adjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

“Deemed Collections” means, in connection with any Receivable, all amounts payable (without duplication) with respect to such Receivable, by (i) the Seller to the Depositor pursuant to Section 2.5 the 2016-A First Receivables Purchase Agreement, (ii) the Depositor pursuant to Section 2.4 of the Second Receivables Purchase Agreement and/or (iii) the initial Servicer pursuant to Section 2.15 of the Servicing Agreement.

“Defaulted Receivable” shall mean a Receivable (i) as to which, at the end of any Collection Period, any scheduled payment, or part thereof, remains unpaid for 210 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Receivable, such amendment in accordance with the Credit and Collection Policies or (ii) which, consistent with the Credit and Collection Policies, would be written off the Issuer’s, the Seller’s or the Servicer’s books as uncollectible.

“Definitive Notes” shall mean, the Notes issued in fully registered, certificated form issued to the owners thereof or their nominee.

“Delaware Secretary of State” shall mean the Office of the Secretary of State of the State of Delaware.

“Delaware Statutory Trust Act” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Delinquency Percentage” shall mean, on any Monthly Determination Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Receivables Principal Balance of the Receivables (excluding Ineligible Receivables) that are Delinquent Receivables, as of the last day of the related Collection Period and the denominator of which is the Aggregate Receivables Principal Balance as of the last day of the related Collection Period.

“Delinquent Receivable” shall mean a 60+ Day Delinquent Receivable.

“Demand” shall have the meaning specified in Section 6.15(a) of the Indenture.

“Depositor” shall mean Conn Appliances Receivables Funding, LLC, a Delaware limited liability company, and its successors and permitted assigns.

“Depositor LLC Agreement” shall mean the Limited Liability Company Agreement of Conn Appliances Receivables Funding, LLC, as amended or otherwise modified from time to time.

“Dollars”, “$” or “U.S. $” shall mean (a) United States dollars or (b) denominated in United States dollars.

“Effective Date” shall mean August 8, 2017.

“Eligible Counterparty” shall mean an entity that on the date of entering into any Interest Rate Hedge Agreement is (1) an Affiliate of the Administrative Agent or (2) (i) an interest rate swap provider that has been approved in writing by the Administrative Agent, acting at the direction of the Required Noteholders (ii) has (1) a long term senior unsecured debt rating of not less than “A+” by S&P and not less than “A1” by Moody’s, and (2) a short term senior unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s; and (ii) in the Hedging Agreement to which it is a party, (x) consents to the assignment of the Borrower’s rights under such Hedging Agreement to the Administrative Agent and (y) agrees that in the event that Moody’s or S&P, as applicable, shall reduce or withdraw its long term or short term senior unsecured debt rating described in clause (b)(i)(y) above, within thirty (30) Business Days of such downgrade or withdrawal, it shall transfer its rights and obligations under each Hedging Agreement to another entity that meets the requirements provided in clauses (b)(i) and (ii) hereof and which has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer; provided, if a Rating Agency is rating the Notes, any requirements of such Rating Agency for such Eligible Counterparty shall also be incorporated herein.

“Eligible Deposit Account” shall mean either (a) a segregated securities account or deposit account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each of Moody’s and Standard & Poor’s in one of its generic credit rating categories that signifies “BBB” / “Baa2” or higher.

“Eligible Horizontal Residual Interest” shall mean an eligible horizontal residual interest, as defined in the Credit Risk Retention Rules, in the Issuer.

“Eligible Institution” shall mean a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times has (a)(i) a long-term unsecured debt rating of “Baa1” or better by Moody’s and (ii) a certificate of deposit rating of “P-2” by Moody’s and (b), either (x) a long-term unsecured debt rating of “BBB+” by Standard & Poor’s or (y) a certificate of deposit rating of “A-2” by Standard & Poor’s. If so qualified, the Indenture Trustee or the Administrator may be considered an Eligible Institution for the purposes of this definition.

“Eligible Interest Rate Cap” shall mean, as of any date of determination, any interest rate cap purchased by the Issuer from an Eligible Counterparty that (i) has a strike rate equal to the Cap Rate, (ii) references the Cap LIBO Rate, (iii) requires that such Eligible Counterparty make Cap Payments on each Payment Date (to the extent that the Cap LIBO Rate exceeds the Cap Rate on the immediately prior Monthly Determination Date), (iv) requires that such Eligible Counterparty make all Cap Payments directly to the Collection Account, (v) is substantially in the form has been approved in writing by the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed and (vi) for which each party is in compliance with its obligations under such interest rate cap in all material respects.

“Eligible Investments” shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which have maturities of no later than the Business Day immediately prior to the next succeeding Payment Date (unless payable on demand, in which case such securities or instruments may mature on such next succeeding Payment Date) and which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company will be rated “A-2” or higher by Standard & Poor’s or the equivalent thereof by the Rating Agency (if any Rating Agency then provides a rating on the Notes);

(c) commercial paper (having remaining maturities of no more than 30 days) having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating not lower than “A-2” by Standard & Poor’s or the equivalent thereof by the Rating Agency (if any Rating Agency then provides a rating on the Notes);

(d) investments in money market funds rated “AA-mg” or higher by Standard & Poor’s or the equivalent thereof by the Rating Agency or otherwise approved in writing by the Rating Agency (if any Rating Agency then provides a rating on the Notes) including proprietary money market funds offered or managed by Wells Fargo Bank, N.A. or an Affiliate thereof;

(e) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

(f) notes or bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

(g) time deposits, other than as referred to in clause (e) above, with a Person (i) the commercial paper of which is rated “A-2” or higher by Standard & Poor’s or the equivalent thereof by the Rating Agency or (ii) that has a long-term unsecured debt rating of “BBB+” or higher by Standard & Poor’s or the equivalent thereof by the Rating Agency (if any Rating Agency then provides a rating on the Notes); or

(h) any other investments approved in writing by the Administrative Agent.

Eligible Investments may be purchased by or through the Indenture Trustee or any of its Affiliates.

“Eligible Receivable” shall mean a Receivable:

(a) that was originated in compliance with all applicable Requirements of Law and which complies with all applicable Requirements of Law;

(b) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

(c) as to which, upon acquisition under the Second Receivables Purchase Agreement, the Receivables Trust is the sole owner thereof and has good and marketable title thereto free and clear of all Liens, other than the Liens under the Transaction Documents;

(d) that is the legal, valid and binding payment obligation of the Receivables Obligor thereon enforceable against such Receivables Obligor in accordance with its terms and is not subject to any right of rescission, setoff, deduction, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

(e) the related Installment Contract of which constitutes an “account” or “chattel paper,” in each case, under and as defined in Article 9 of the UCC of all applicable jurisdictions;

(f) that was established in accordance with the Credit and Collection Policies in the regular and ordinary course of the business of the Seller;

(g) if for a liquid amount (as stated in the Records relating thereto) that is denominated and payable in Dollars, is only payable in the United States of America and each Receivables Obligor in respect of which resided in the United States of America at the time of the origination of such Receivable;

(h) as of the related Cut-off Date, is not a Receivable (i) that is a Defaulted Receivable or (ii) as to which, on the related purchase date, all of the original Receivables Obligors obligated thereon are deceased;

(i) as of the related Cut-off Date, is not a Delinquent Receivable;

(j) the terms of which have not been modified or waived except as permitted under the Credit and Collection Policies or the Transaction Documents;

(k) that was originated in connection with a sale of Merchandise by Conn Appliances, Inc. or one of its Affiliates in the ordinary course of business;

(l) that has no Receivables Obligor thereon that is a Governmental Authority;

(m) the original terms of which provide for repayment in full of the amount financed or the Receivables Balance thereof in equal monthly installments over a maximum term not to exceed 38 months;

(n) the assignment of which to the Receivables Trust does not contravene or conflict with any Requirement of Law or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Receivables Obligor thereof;

(o) which was originated under the “No Promotion Program”, the “12-Month Cash Option Program”, the “18-Month Cash Option Program”, the “18-Month Equal Pay No Interest” or the “24-Month Equal Pay No Interest” of Conn Appliances, Inc. and its Affiliates;

(p) which, as of the related Cut-off Date, would not cause the aggregate Receivables Principal Balance of Receivables of any single Receivables Obligor to exceed the lesser of (x) 1.0% of Aggregate Receivables Principal Balance as of the last day of the immediately preceding Collection Period and (y) 1,500,000 Swiss francs; and

(q) for which the first payment thereon has not (or did not) remained unpaid for more than 45 days after the date on which such payment was due.

“Eligible Servicer” shall mean the Indenture Trustee, Conn Appliances, Inc., the Back-up Servicer or an entity which, at the time of its appointment as Servicer, (i) (a) is either (x) the surviving Person of a merger or consolidation with, or the transferee of all or substantially all of the assets of, Conn Appliances, Inc. in a transaction otherwise complying with Section 6.02 of the Servicing Agreement or (y) an Affiliate of Conn Appliances, Inc., (b) is servicing a portfolio of personal receivables, (c) is legally qualified and has the capacity (in each case, either directly or through one or more subservicers) to service and administer the Receivables in accordance with the Servicing Agreement, and (d) is qualified to use the software that is then being used to service the Receivables or obtains the right to use or has its own software which is adequate to perform its duties under the Servicing Agreement or (ii) (a) is servicing a portfolio of personal receivables, (b) is legally qualified and has the capacity (in each case, either directly or through one or more subservicers) to service and administer Receivables in accordance with the Servicing Agreement, (c) has demonstrated the ability to service professionally and competently a portfolio of receivables which are similar to the Receivables in accordance with high standards of skill and care and (d) is qualified to use the software that is then being used to service the Receivables or obtains the right to use or has its own software which is adequate to perform its duties under the Servicing Agreement.

“Enhanced Required Reserve Account Amount” shall mean the sum of (a) the Required Reserve Account Amount and (b) on any date that is 30 days following the 2017 Reversion Date, the amount, in the reasonable determination of the Administrative Agent, required to purchase Eligible Interest Rate Caps sufficient to cause clause (a) of the definition of “Cap Condition” to be satisfied.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Letter” shall mean the letter agreement dated August 8, 2017 among Conn Appliances, Inc., the Depositor, the 2016-A Issuer, the Issuer, the Administrative Agent and Wells Fargo Bank, National Association, as indenture trustee.

“Escrowed Amount” shall mean the Redemption Financing Deposit as defined in the Escrow Letter, during such time as it is deposited in the “Collection Account” as defined in the Escrow Letter.

“Event of Default” shall have the meaning specified in Section 5.02 of the Indenture.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Extension” shall mean an Extension of the Maturity Date in accordance with Section 2.05 of the Note Purchase Agreement.

“Extension Date” shall mean, with respect to any Extension, the first day of such Extension.

“Facility Turbo Date” shall mean payment date occurring in the 18th month following the Closing Date or as otherwise agreed by the Administrative Agent and the Depositor.

“FATCA” shall have the meaning specified in the Note Purchase Agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal, for each day (or if such day is not a Business Day, for the immediately preceding Business Day) during such period, to the rate determined by the Administrative Agent on such day (or if such day is not a Business Day, for the immediately preceding Business Day) for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)” or, if not published by 3:00 p.m., New York City time on such day (or if such day is not a Business Day, on the immediately preceding Business Day), the rate on such day as published in Composite Quotations under the heading “Federal Funds/Effective Rate.” In the event that such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m. New York City time, on such day (or if such day is not a Business Day, for the immediately preceding Business Day) the Federal Funds Rate will be the arithmetic mean of the rates as of 9:00 a.m., New York City time on such day for the last transaction in overnight Dollar federal funds arranged by three leading brokers of federal funds transactions in the City of New York selected by the Issuer.

“Fee Letter” shall have the meaning specified in the Note Purchase Agreement.

“Field Collections” shall have the meaning specified in Section 2.02(c) of the Servicing Agreement.

“Finance Charges” shall mean any finance, interest, late, servicing or similar charges or fees owing by a Receivables Obligor pursuant to the Contracts (other than with respect to Defaulted Receivables).

“First Receivables Purchase Agreement” shall mean the assignment of assets, dated as of August 15, 2017, among the 2016-A Seller, as seller, Conn’s Receivables Funding 2016-A, LLC, as issuer, and the Depositor, as purchaser.

“Force Majeure Event” shall mean an event that occurs as a result of an act of God, an act of the public enemy, acts of declared or undeclared war (including acts of terrorism), public disorder, rebellion, sabotage, epidemics, landslides, lightning, fire, hurricane, earthquakes, floods or similar causes.

“Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency, intermediary, carrier or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

“Grant” shall mean to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, grant a security interest in, create a right of set-off against, deposit, set over and confirm. A Grant of any item of the Trust Estate shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of the Trust Estate, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring any suit in equity, action at law or other judicial or administrative proceeding in the name of the granting party or otherwise, and generally to do and receive anything that the granting party may be entitled to do or receive thereunder or with respect thereto.

“Hedge Breakage Costs” shall mean any amounts payable to the Interest Rate Hedge Counterparty upon the termination of an Interest Rate Hedge Agreement.

“Indemnified Parties” shall have the meaning set forth in Section 2.06 of the Note Purchase Agreement, Section 2.07 of the Servicing Agreement or Section 20 of the Receivables Trust Agreement, as applicable.

“Indenture” shall mean the Indenture, dated as of the Closing Date, among the Issuer, the Indenture Trustee, the Receivables Trust and the Servicer.

“Indenture Trustee” shall mean Wells Fargo Bank, N.A., in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Independent” shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor, and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Manager” shall have the meaning specified in the Depositor LLC Agreement.

“Ineligible Receivable” shall mean any Receivable other than an Eligible Receivable, and shall include any 2017-PV1 Ineligible Receivables.

“Initial Cut-Off Date” shall mean the date specified by the Issuer in connection with the Note Initial Increase. With respect to the 2017 Warehouse Funding, the Initial Cut-Off Date shall be July 31, 2017.

“Initiation Date” means, with respect to any Receivable, the date upon which such Receivable was originated by the Seller.

“Initial Pool Criteria” On the Note Initial Increase Date and any Note Balance Increase Date, the Receivables shall satisfy the following criteria (with all percentages based on the aggregate Receivables Principal Balances of the applicable category of Receivables as a percentage of the Borrowing Base Receivables Principal Balance on the measurement date), as such criteria may be modified upon mutual written agreement of the Administrative Agent and the Issuer prior to the 2017 Warehouse Funding Date. For the avoidance of doubt, all calculations of the Initial Pool Criteria shall only include Eligible Receivables.

1)	Maximum weighted average original term of the Receivables shall be 36 months.

2)	Minimum weighted average non-zero FICO score of the Receivables Obligors shall be 600.

3)	Minimum weighted average contract interest rate of the Receivables shall be 21.25%.

4)	Maximum percentage of Receivables with Receivables Obligors acquiring Merchandise in Texas shall be 72.00%.

5)	Maximum percentage of Receivables from 12-Month No-Interest Program” or the “18-Month Cash Option Program” shall be 45.00%.

6)	Maximum percentage of Receivables from “18-Month Cash Option Program” shall be 10.00%.

7)	FICO score requirements with respect to Receivables Obligors:

a.	Maximum percentage of Receivables with Receivables Obligors without FICO scores shall be 6.50%;

b.	Maximum percentage of Receivables with Receivables Obligors with FICO scores less than or equal 500 including no FICO scores shall be 6.50%;

c.	Maximum percentage of Receivables with Receivables Obligors with FICO scores less than or equal 550 including no FICO scores shall be 15.00%;

d.	Maximum percentage of Receivables with Receivables Obligors with FICO scores less than or equal 600 including no FICO scores, shall be 54.00%; and

e.	Maximum percentage of Receivables with Receivables Obligors with FICO scores less than or equal 650 including no FICO scores shall be 91.00%.

8)	Maximum percentage of Receivables that have been outstanding on books of Issuer/Affiliates for less than or equal to 360 days shall be 55.00%.

9)	Maximum percentage of Receivables with modified / re-aged contracts shall be 35.55%.

10)	Product Type:

a.	Minimum Receivables from sales of Furniture/Bedding (as categorized on the Servicer’s product level loan data tape) shall be 34.00%; and

b.	Maximum Receivables from sales of Home Electronics (as categorized on the Servicer’s product level loan data tape) shall be 28.00%.; and

c.	Maximum Receivables from sales of Home Office (as categorized on the Servicer’s product level loan data tape) shall be 13.00%.

11)	Maximum percentage of 30+ Day Delinquent Receivables shall be 6.55%.

“Insolvency Event” with respect to any Person, shall occur if (i) such Person shall file a petition or commence a Proceeding (A) to take advantage of any Debtor Relief Law or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to such Person or all or substantially all of its property, or for the winding up or liquidation of its affairs, (ii) such Person shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, (iv) such Person shall make an assignment for the benefit of its creditors, (v) such Person shall voluntarily suspend payment of its obligations, or (vi) such Person shall take any action in furtherance of any of the foregoing.

“Installment Contract” shall mean any consumer finance agreement originally entered into between the Originator and a Receivables Obligor in connection with a sale of Merchandise and all amounts due thereunder from time to time.

“Installment Contract Receivable” shall mean any indebtedness of a Receivables Obligor arising under an Installment Contract.

“Institutional Accredited Investor” shall mean an institutional “accredited investor” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

“In-Store Payments” shall have the meaning specified in Section 2.2(c) of the Servicing Agreement.

“Intercreditor Agreement” shall mean the Fourth Amended and Restated Intercreditor Agreement, dated as of April 19, 2017, by and among Bank of America, N.A., the Receivables Trust, Conn’s Receivables 2015-A Trust, Conn’s Receivables 2016-A Trust, Conn’s Receivables 2016-B Trust, Conn’s Receivables 2017-A Trust, Conn Appliances, Inc., Conn Credit Corporation, Inc. and Conn Credit I, L.P., and acknowledged by Systems and Services Technology, Inc., as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Interest Collections” shall mean, with respect to any period, the aggregate amount of Collections in respect of interest during such period on all Receivables.

“Interest Period” shall mean, with respect to any Payment Date, the Collection Period preceding the Collection Period within which such Payment Date falls (or, (i) in the case of the first Payment Date, the period from and including the Closing Date to but excluding the first day of the calendar month following the calendar month within which the Closing Date falls and (ii) in the case of the final Payment Date, the period beginning on and including the calendar month preceding the calendar month within which such final Payment Date and ending on but excluding such final Payment Date).

“Interest Rate Hedge Agreement” shall mean all ISDA Master Agreements and all interest rate cap agreements, confirmations and other interest rate agreements entered into by the Issuer in connection with an Eligible Interest Rate Cap (or other interest rate cap or swap).

“Interest Rate Hedge Counterparty” shall mean, with respect to any Interest Rate Hedge Agreement, the counterparty to the Issuer under such Interest Rate Hedge Agreement.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Earnings” shall mean all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Note Accounts.

“ISDA Master Agreement” shall mean an ISDA Master Agreement (including the Schedule thereto and the Credit Support Annex to said Schedule).

“Issuer” shall mean Conn’s Receivables Warehouse, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and permitted assigns.

“Issuer Obligations” means (i) all principal and interest, at any time and from time to time, owing by the Issuer on the Notes (including any Note held by the Seller, the Depositor, the Originator, the Parent or any Affiliate of any of the foregoing) and (ii) all costs, fees, expenses, indemnity and other amounts owing or payable by, or obligations of, the Issuer to any Person (other than the Seller, the Depositor, the Originator or Conn’s Inc.) under the Indenture or the other Transaction Documents.

“Issuer Order” shall mean a written order or request signed in the name of the Issuer by an Authorized Officer and delivered to the Indenture Trustee.

“Level II Trigger Event” shall mean, with respect to any Payment Date, the Cumulative Net Loss Percentage, the Delinquency Percentage, or the Modification (Re-Age) Percentage exceeds the percentage for such Payment Date set forth in the table below:

Payment Date (months from Initial Cut-Off Date)	Cumulative Net Loss Percentage	Delinquency Percentage	Modification (Re-age) Percentage
1	3.0%	8.0%	40.0%
2	4.2%	12.0%	45.0%
3	4.4%	16.0%	45.0%
4	4.6%	20.0%	50.0%
5	4.9%	24.0%	50.0%
6	5.8%	24.5%	55.0%
7	8.3%	25.0%	60.0%
8	10.5%	26.0%	60.0%
9	12.7%	26.0%	60.0%
10	14.5%	26.5%	60.0%
11	16.1%	27.0%	60.0%
12	17.5%	27.5%	60.0%

“LIBO Business Day” means any day other than a Saturday, Sunday or other day on which banks are required or authorized to close in London or New York City and on which dealings in Dollars are carried on in the London interbank market.

“LIBO Disruption Event” means the occurrence of any of the following events on any day: (a) any Purchaser reasonably determines that it would be contrary to law or to the directive of any central bank or applicable regulation to fund at the LIBO Rate in respect of its interest in the Notes on such day, (b) a determination by any Purchaser, in its reasonable judgment, that the rate at which deposits of Dollars are being offered to such Purchaser in the London interbank market does not accurately and fairly reflect the cost to such Purchaser of funding its interest in the Notes for such Interest Period, or (c) the inability of any Purchaser, by reason of circumstances affecting the London interbank market generally, to obtain Dollars in such market to fund its interest in the Notes for such Interest Period; provided, however, that if any of the foregoing events affects one or more, but not all, of the Purchasers holding an interest in the Notes, then a LIBO Disruption Event shall exist only with respect to the affected Purchasers.

“LIBO Rate” means, for any day with respect to any Purchaser, the rate per annum (rounded upward to the nearest 1/100th of 1%) determined by the Administrative Agent two (2) LIBO Business Days prior to the first day of the related Interest Period equal to the offered rate that appears as of approximately 11:00 a.m. (London time) on such day (or if such day is not a LIBO Business Day, on the nearest preceding LIBO Business Day) on the page of the Reuters Screen that displays an average ICE Benchmark Administration Interest Settlement Rate for deposits in U.S. Dollars with a three-month maturity beginning and for delivery on the second following LIBO Business Day.

“Lien” shall mean, with respect to any property, any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority, security interest or other security agreement or preferential arrangement of any kind or nature whatsoever relating to that property, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

“Majority-Owned Affiliate” shall mean a majority-owned affiliate, as defined in the Credit Risk Retention Rules, of the Sponsor.

“Mail Payments” shall have the meaning specified in Section 2.02(c) of the Servicing Agreement.

“Maturity Date” shall have the meaning specified in the Note Purchase Agreement.

“Merchandise” shall mean (i) home appliances, electronic goods, computers, furniture, mattresses, lawn and garden equipment and other goods and merchandise of the type sold by the Originator from time to time in the ordinary course of business, which in each case constitute

“consumer goods” under and as defined in Article 9 of the UCC of all applicable jurisdictions, (ii) RSAs and services in respect of any goods or merchandise referred to in clause (i) above, and (iii) credit insurance (including life, disability, property and involuntary unemployment) in respect of any goods or merchandise referred to in clause (i) above or any Receivables Obligor’s payment obligations in respect of a Receivable.

“Modification (Re-age) Percentage” shall mean, on any Monthly Determination Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Receivables Principal Balance of the Receivables that have been subject to a modification or extension as of the last day of the related Collection Period, excluding Ineligible Receivables, and the denominator of which is the Aggregate Receivables Principal Balance as of the last day of the related Collection Period.

“Monthly Annualized Net Loss Percentage” shall mean, for any Monthly Determination Date, the product of (i) the quotient (expressed as a percentage) of (I) the result of (x) the aggregate Receivables Principal Balance of all Receivables, excluding Ineligible Receivables, that became Defaulted Receivables during the related Collection Period, plus (y) the aggregate amount by which the Receivables Principal Balance of any Receivables (other than Defaulted Receivables and Ineligible Receivables) were reduced due to being charged-off in accordance with the Credit and Collection Policy during the related Collection Period, minus (z) recoveries in respect of Defaulted Receivables (that were not previously Ineligible Receivables) that are available to be paid as Collections during the related Collection Period divided by (II) the Aggregate Receivables Principal Balance of all Receivables in the Trust Estate immediately prior to the commencement of such Collection Period times (ii) twelve (12).

“Monthly Determination Date” shall mean the last day of the calendar month immediately preceding the applicable Payment Date.

“Monthly Interest” shall mean, for any Payment Date, the aggregate Yield on the Note Balance and Escrowed Amount for the related Interest Period computed in accordance with Section 2.03 of the Note Purchase Agreement.

“Monthly Servicer Report” shall mean, with respect to each Payment Date, the certificate of the Servicer delivered pursuant to Section 8.10(a) of the Indenture with respect to such Payment Date.

“Note” shall mean any one of the Class A Notes executed by the Receivables Trust Trustee on behalf of the Issuer and authenticated by the Indenture Trustee, substantially in the form attached as Exhibit A to the Indenture.

“Note Accounts” shall mean the Collection Account and the Reserve Account.

“Note Balance” shall initially on the Note Initial Increase Date equal the Note Balance resulting from the Note Initial Increase, and thereafter shall be reduced by all payments to the Noteholders in respect of the principal of the Notes that have not been rescinded and increased by the amount of all Note Balance Increases.

“Note Balance Decrease” shall have the meaning specified in Section 2.08(b) of the Indenture.

“Note Balance Increase” shall have the meaning specified in Section 2.08(a) of the Indenture.

“Note Balance Increase Date” shall mean the date identified as such in the Note Balance Increase Notice.

“Note Balance Increase Notice” shall have the meaning specified in Section 2.08(a) of the Indenture.

“Note Increase Purchasers” shall have the meaning specified in Section 2.08(a) of the Indenture.

“Note Initial Increase” shall have the meaning specified in Section 2.08(a) of the Indenture.

“Note Initial Increase Date” shall mean the date identified as such in the Note Initial Increase Notice.

“Note Initial Increase Notice” shall mean the notice given by the Issuer requesting a Note Initial Increase request pursuant to Section 2.08 of the Indenture.

“Note Maximum Balance” shall mean $100,000,000, as such amount may be reduced pursuant to Section 2.08(b) of the Indenture.

“Note Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of the Closing Date, among the Issuer, the Depositor, the Servicer, Credit Suisse AG, Cayman Islands Branch, as Primary Note Purchaser, the Conduits from time to time party thereto, and Credit Suisse AG, New York Branch, as Administrative Agent.

“Note Register” shall have the meaning specified in Section 2.04(a) of the Indenture.

“Note Registrar” shall have the meaning specified in Section 2.04(a) of the Indenture.

“Noteholder” or “Holder” shall mean the Person in whose name a Note is registered in the Note Register.

“NYUCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

“Officer’s Certificate” shall mean, except to the extent otherwise specified, a certificate signed by an Authorized Officer of the Issuer, the Depositor, the Servicer, or the Seller, as applicable.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Person to whom the opinion is to be provided; provided, however, that any Tax Opinion or other opinion relating to U.S. federal income tax matters shall be an opinion of nationally recognized tax counsel.

“Optional Purchase” shall have the meaning specified in Section 6.04(a) of the Servicing Agreement.

“Optional Purchase Price” shall have the meaning specified in Section 8.07 of the Indenture.

“Original Seller” shall mean Conn Credit I, L.P.

“Originator” shall mean Conn Appliances, Inc.

“Outstanding” shall mean, as of any date of determination, any of the Notes subject to the 2017 Commitment Letter, unless paid in full, and all Notes previously authenticated and delivered under the Indenture except,

(1) Notes previously cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(2) Notes for whose payment or redemption money in the necessary amount has been previously deposited with the Indenture Trustee for the Holders of such Notes; provided, that if such Notes are to be redeemed, any required notice of such redemption pursuant to the Indenture or provision for such notice satisfactory to the Indenture Trustee has been made; and

(3) Notes that have been paid under Section 2.05 of the Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered under the Indenture, other than any such Notes for which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Notes are held by a protected purchaser;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Servicer, the Seller or any Affiliate of the foregoing, shall be disregarded and considered not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee, as the case may be, has actual knowledge of being so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act for such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Servicer, the Seller or any Affiliate of the foregoing. In making any such determination, the Indenture Trustee may conclusively and exclusively rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

“Overcollateralization Amount” shall mean, the excess of the Borrowing Base Receivables Principal Balance over the Note Balance.

“Owner” shall mean each Purchaser and each other Person that has purchased or otherwise advanced funds against, or has entered into a commitment to purchase or otherwise advance funds against, a Note or an interest therein, including, without limitation, each Liquidity Provider.

“Owner Daily Yield” means with respect to each Owner on any day, an amount equal to the product of (i) the portion of the Note Balance and Escrowed Amount funded by such Owner, (ii) the sum of the Reference Rate with respect to such Owner as of such day and the Class A Fee Rate and (ii) a fraction, the numerator of which is one and the denominator of which is 360 (or, if the Reference Rate with respect to such Owner is based on the Prime Rate, in each case for such day, 365 (or 366 during a leap year)).

“Payment Date” shall mean the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing with the calendar month following the calendar month in which the Note Initial Increase Date occurs.

“Percentage Interest” shall mean the ownership interest in the Receivables Trust.

“Periodic Filing” shall mean any filing or submission that the Receivables Trust is required to make with any federal, state or local authority or regulatory agency.

“Permitted ABS Transaction” shall have the meaning assigned to it in the ABL Agreement.

“Permitted Assignee” shall mean any Person who, if it were to purchase Receivables in connection with a sale under Sections 5.05 and 5.17 of the Indenture, would not cause the Issuer to be taxable as a publicly traded partnership for federal income tax purposes.

“Permitted Lien” shall mean (i) Liens for taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s, garagemen’s and carriers’ Liens, and other like Liens imposed by law, securing obligations arising in the ordinary course of business, (iii) motor vehicle accident liens and towing and storage liens and (iv) any Lien created by the Indenture for the benefit of the Indenture Trustee on behalf of the Noteholders.

“Permitted Modification” shall mean any change to or modification (for the avoidance of doubt, any modification made solely as required by applicable law shall be deemed to be a “Permitted Modification”) of the terms of a Receivable, including the timing or amount of payments on the Receivable, so long as one of the following conditions has been satisfied:

a.	any change or modification, individually and collectively with any other change or modification proposed to be made with respect to the Receivable, is ministerial in nature;

b.	any change or modification is (i) granted to an Obligor in accordance with the Servicer’s Credit and Collection Policy and (ii) such change or modification (including when taken together with any other prior change or modification) does not result in a Significant Modification;

c.	any change or modification where (i) the Obligor is in payment default or (ii) in the judgment of the Servicer, in accordance with the Servicer’s Credit and Collection Policy, it is reasonably foreseeable that the Obligor will default (it being understood that the Servicer may proactively contact any Obligor whom the Servicer believes may be at higher risk of a payment default under the related Receivable); or

d.	any extension, deferral, amendment, modification, alteration or adjustment, including a “payment holiday” or “skip-a-pay” extension granted to an Obligor that is made in accordance with the Servicer’s Credit and Collection Policy.

“Person” shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

“Post Office Box” shall mean, collectively, post office box 815867 in Dallas, Texas 75234, and, upon notice to Receivables Trustee and the Administrative Agent, each other post office box opened and maintained by the Receivables Trust or the Servicer for the receipt of Collections from Obligors and governed by a Post Office Box Agreement reflecting that such post office box is in the name of the Receivables Trust, as any such post office boxes may be closed from time to time by the Servicer with prior written notice to the Receivables Trustee and the Administrative Agent (provided that (i) there shall at all times be at least one post office box open to receive Collections, (ii) the Servicer takes customary and prudent procedures to notify Obligors to make payments to such post office box and (iii) the closing or opening of any post office box is consistent with the servicing standard set forth in Section 2.02(b)(ii)).

“Post Office Box Agreement” shall mean an agreement by and among the Servicer and the United States Postal Service, which is a standard post office box agreement, specifying the rights of the parties in the Post Office Box.

“Principal Collections” shall mean, with respect to any period, an amount equal to the (i) Collections for such period, minus (ii) Interest Collections for such period.

“Primary Note Purchaser” shall mean Credit Suisse AG, Cayman Islands Branch.

“Prime Rate” means the rate designated by Credit Suisse AG, New York Branch from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Credit Suisse AG, New York Branch in connection with the extensions of credit to debtors.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Purchaser” means each Conduit, the Primary Note Purchaser and any other Alternative Purchaser.

“QIB” shall mean a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” shall mean at any time any statistical rating agency then engaged by the Issuer, the Administrator on its behalf or the Administrative Agent (with the consent of the Issuer or the Administrator on its behalf) to issue a rating in respect of the Notes, it being understood that if a statistical rating agency has been so engaged at any time the termination of such engagement or the replacement of such statistical rating agency with a different statistical rating agency shall require the prior written consent of the Required Noteholders.

“Rating Agency Notice Requirement” shall mean, with respect to any action, that the Rating Agency shall have received ten (10) days’ written notice thereof and shall not have notified the Depositor, the Servicer, the Receivables Trust Trustee and the Indenture Trustee in writing (including by means of a press release) within such 10-day period that such action will result in a reduction or withdrawal of the then existing rating of the Notes. Subject to Section 11.08 of the Note Purchase Agreement, any reference to a Rating Agency Notice Requirement shall apply solely if any Rating Agency then provides a rating on the Notes.

“Receivable” shall mean the indebtedness of any Receivables Obligor under a Contract (which “Receivable” has been acquired (or purported to be acquired) by the Receivables Trust from the Depositor pursuant to the terms of the Second Receivables Purchase Agreement), whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Receivables Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing. Notwithstanding the foregoing, upon release from the Trust Estate, pursuant to the Indenture, a removed Receivable shall no longer constitute a Receivable. If an Installment Contract is modified for credit reasons, the indebtedness under the new Installment Contract shall, for purposes of the Transaction Documents, constitute the same Receivable as existed under the original Installment Contract. If an Installment Contract is refinanced in connection with the purchase of additional Merchandise, the original Receivable shall be deemed collected and cease to be a Receivable for purposes of the Transaction Documents upon payment in accordance with the Servicing Agreement with respect thereto. Any Additional Receivable acquired pursuant to a Note Balance Increase in accordance with the Transaction Documents shall, on and after the Note Balance Increase Date, be a “Receivable” (with a Cut-Off Date of the Additional Cut-off Date related thereto) for all purposes hereunder and under the Transaction Documents.

“Receivable File” means with respect to a Receivable, (i) the Installment Contract related to such Receivable, (ii) each UCC financing statement related thereto, if any, and (iii) the application, if any, of the related Receivables Obligor to obtain the financing extended by such Receivable; provided that such Receivable File may be converted to microfilm or other electronic media within six months after the Initiation Date for the related Receivable.

“Receivables Obligor” shall mean, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

“Receivables Principal Balance” shall mean as of any determination date with respect to any Receivable, the outstanding principal balance of such Receivable as reflected on the books and records of the Servicer in accordance with the Credit and Collection Policy. The Receivables Principal Balance of any Receivable a portion of which has been charged-off in accordance with the Credit and Collection Policy shall be reduced by the portion so charged-off.

“Receivables Schedule” shall mean a complete schedule prepared by the Servicer identifying all Receivables owned by the Receivables Trust, as such schedule is updated or supplemented from time to time. The Receivables Schedule may take the form of a computer file or a tangible medium that is commercially reasonable. The Receivables Schedule shall identify each Receivable by receivable number, and Receivables Principal Balance as of the applicable Cut-Off Date and the most recent Record Date.

“Receivables Trust” shall mean Conn’s Receivables Warehouse Trust, a Delaware statutory trust.

“Receivables Trust Agreement” shall mean the trust agreement, dated as of January 20, 2017, as amended and restated as of February 24, 2017, between the Depositor and the Receivables Trust Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Receivables Trust Certificate” shall mean the certificate issued by the Receivables Trust pursuant to the Receivables Trust Agreement, representing a 100% beneficial interest in the Receivables Trust.

“Receivables Trust Estate” means with respect to the Receivables Trust, (i) those certain Contracts that have been conveyed, sold and/or assigned by the Depositor to the Receivables Trust, (ii) the Receivables related to such Contracts; (iii) all Collections received in respect of the Receivables after the applicable Cut-Off Date; (iv) all Related Security; (v) the Receivables Trust’s rights, powers and benefits but none of its obligations under the Transaction Documents to which it is a party and (vi) all present and future claims, demands, causes and choses in action and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing.

“Receivables Trust Trustee” shall mean Wilmington Trust, National Association, not in its individual capacity but solely as trustee of the Receivables Trust.

“Records” shall mean all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Receivables Obligors.

“Record Date” shall mean, with respect to any Payment Date or any other action, the last Business Day of the month immediately preceding the month of such Payment Date or other action; provided, that the first Record Date shall be the Note Initial Increase Date.

“Recoveries” shall mean, with respect to any period, all Collections (net of expenses) received during such period in respect of a Receivable after it became a Defaulted Receivable.

“Redeeming Party” shall have the meaning specified in Section 8.07(d) of the Indenture.

“Reference Rate” means, with respect to any Owner and any date of determination (a) with respect to any Owner that is a Conduit and the portion of the Note Balance funded by or for the benefit of such Conduit on such day through the issuance of Commercial Paper Notes, such Purchaser’s CP Cost, and (b) with respect to any Owner (i) that is a Conduit and the portion of the Note Balance funded by or for the benefit of such Conduit on such day other than through the issuance of Commercial Purchaser Notes or (ii) that is an Alternative Purchaser, the Alternative Rate.

“Refinanced Receivable” shall have the meaning specified in Section 2.04(a) of the Servicing Agreement.

“Registered Noteholder” shall mean the Holder of a Definitive Note.

“Regular Trustee” shall have the meaning specified in the preamble to the Trust Agreement.

“Related Security” shall mean, with respect to any Receivable, all guaranties, indemnities, insurance (including any insurance and repair service agreement proceeds and returned premiums) and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable (including any returned sales taxes).

“Reported Collection Period” shall mean any Collection Period at any time on or after the Monthly Determination Date immediately following the end of such Collection Period.

“Repurchase Price” shall have the meaning set forth in Section 2.03(a) of the Servicing Agreement.

“Required Noteholders” shall mean, at any time, the Holder or Holders of in excess of 50% of the Note Balance or, if the Note Balance is zero, the Administrative Agent.

“Required Reserve Account Amount” shall mean, with respect to any date of determination, an amount equal to the product of (i) 1.00% and (ii) the Borrowing Base Receivables Principal Balance for all Receivables as of the related Cut-off Date.

“Requirements of Law” shall mean, for any Person, (a) any certificate of incorporation, certificate of formation, articles of association, bylaws, limited liability company agreement, or other organizational or governing documents of that Person and (b) any law, treaty, statute, regulation, or rule, or any determination by a Governmental Authority or arbitrator, that is applicable to or binding on that Person or to which that Person is subject. This term includes usury laws, the Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System.

“Reserve Account” shall have the meaning specified in Section 8.02(a)(i) of the Indenture.

“Responsible Officer” shall mean, with respect to the Indenture Trustee or the Receivables Trust Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Receivables Trust Trustee, as applicable, as the case may be, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee or the Receivables Trust Trustee, as applicable, customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture and the other Transaction Documents on behalf of the Indenture Trustee or the Receivables Trust Agreement on behalf of the Receivables Trust Trustee, as applicable.

“Retained Interest” shall have the meaning specified in Section 6.13 of the Note Purchase Agreement.

“Returned/Refinanced Receivables” shall have the meaning specified in Section 2.04(a) of the Servicing Agreement.

“Returned Receivable” shall have the meaning specified in Section 2.04(a) of the Servicing Agreement.

“RSA” shall mean a repair service agreement for Merchandise purchased by a Receivables Obligor provided by a third party or by Conn Appliances, Inc.

“Rule 144A” shall mean Rule 144A under the Securities Act.

“S&P” and “Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Receivables Purchase Agreement” shall mean the Second Receivables Purchase Agreement, dated as of the Closing Date, among the Depositor, the Issuer, the Seller, as original seller, and the Receivables Trust, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Secured Parties” shall have the meaning specified in the Granting Clause of the Indenture.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean Conn Credit I, L.P.

“Servicer” shall mean (i) initially Conn Appliances, Inc. in its capacity as Servicer pursuant to the Servicing Agreement and any Person that becomes the successor thereto pursuant to Section 2.01 of the Servicing Agreement or any assignee thereof pursuant to Section 2.01 of the Servicing Agreement, and (ii) after any Servicing Transfer Date, the Successor Servicer.

“Servicer Default” shall have the meaning specified in Section 2.06 of the Servicing Agreement.

“Servicer Transaction Documents” shall mean the Indenture, the Note Purchase Agreement, the Servicing Agreement, the Back-up Servicing Agreement (if any) and the Intercreditor Agreement, as applicable.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of the Closing Date, among the Depositor, the Servicer and the Issuer.

“Servicing Centralization Period” shall have the meaning specified in the Back-up Servicing Agreement.

“Servicing Fee” shall have the meaning specified in Section 2.09 of the Servicing Agreement.

“Servicing Fee Rate” shall mean a rate equal to 4.75% per annum.

“Servicing Transfer” shall have the meaning specified in Section 2.01(b) of the Servicing Agreement.

“Servicing Transfer Date” shall mean the date on which a Successor Servicer has assumed all of the duties and obligations of the Servicer under the Servicing Agreement (other than in the case of any Back-up Servicer, any such duty or obligation that it is not required to assume under the terms of any applicable Back-up Servicing Agreement, if any) after the resignation or termination of the Servicer.

“Servicing Transition Costs” shall have the meaning specified in the Back-up Servicing Agreement.

“Servicing Transition Period” shall have the meaning specified in the Back-up Servicing Agreement.

“Significant Modification” shall mean any of the following changes (taking changes that occurred prior to acquisition of the Receivables by the Receivables Trust into account) to a Receivable:

a.	lowering the principal amount of a Receivable if the reduction lowers the yield of the Receivable by more than the greater of (x) 25 basis points or (y) 5 percent of the annual yield of the unmodified Receivable;

b.	making any change in interest rate of a Receivable or other payments which results in the change in the annual yield of more than the greater of (x) 25 basis points or (y) 5 percent of the annual yield of the unmodified Receivable; and

c.	deferral of any payment on the Receivable beyond the due date for that payment that would result in a deferral of payments for a period of more than 18 months.

“Similar Law” shall have the meaning specified in Section 2.04(c)(v) of the Indenture.

“Sold Assets” shall mean, with respect to any Receivable, the other property transferred in connection with such Receivable pursuant to Section 2.1(a) of the Second Receivables Purchase Agreement.

“Sponsor” shall mean Conn Appliances, Inc. in its capacity as sponsor of the transactions contemplated by the Transaction Documents.

“SST” means Systems & Services Technologies, Inc.

“Standard & Poor’s” and “S&P” shall mean Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“State” shall mean any of the fifty (50) states in the United States of America or the District of Columbia.

“Subsidiary” of a Person means any other Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or any similar business organization which is so owned or controlled.

“Successor Servicer” shall mean the successor servicer appointed in accordance with Section 8.02 of the Servicing Agreement.

“Target Class A Principal Amount” shall mean with respect to any Payment Date, $0.

“Target Overcollaterization Amount” shall mean (a) on the Initial Note Increase Date, an amount equal to the product of (i) 31.25% and (ii) the Borrowing Base Receivables Principal Balance on the related Cut-off Date.

“Tax Opinion” shall mean, with respect to any action, an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Note with respect to which an Opinion of Counsel was delivered at the time of its original issuance as to the characterization of such Note as debt for U.S. federal income tax purposes, (b) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder, and (c) such action will not cause the Issuer to be deemed to be an association (or publicly traded partnership) taxable as a corporation.

“Termination Notice” shall have the meaning specified in Section 8.01 of the Servicing Agreement.

“Three Month Average Annualized Net Loss Ratio” shall mean with respect to any Monthly Determination Date, the average of the Monthly Annualized Net Loss Percentage for such Monthly Determination Date and the two immediately preceding Monthly Determination Dates.

“Transaction Documents” shall mean, collectively, the Indenture, the Notes, the Servicing Agreement, the Back-Up Servicing Agreement (if any), the First Receivables Purchase Agreement, the Second Receivables Purchase Agreement, the Escrow Letter, the Receivables Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Fee Letter and any agreements of the Issuer relating to the issuance or the purchase of any of the Notes.

“Trust Estate” shall have the meaning set forth in the Granting Clause of the Indenture.

“UCC” shall mean the Uniform Commercial Code of the applicable jurisdiction.

“United States Bankruptcy Code” shall mean Title 11 of the United States Code, 11. U.S.C. §§ 101 et seq., as amended.

“Unmatured Event of Default” shall mean an event or circumstance that with the giving of notice of lapse of time or both would constitute an Event of Default.

“Unmatured Servicer Default” shall mean an event or circumstance that with the giving of notice of lapse of time or both would constitute a Servicer Default.

“Volcker Rule” shall mean the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” published in 79 Fed. Reg. 21 at 5779-5804.

“Voting Stock” shall mean in relation to a Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.

“Yield” means, for each Interest Period (or portion thereof), the sum of the aggregate Owner Daily Yields for all Owners with respect to each day during such Interest Period (or such portion thereof); provided, however, that (x) no provision of the Note Purchase Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law, and (y) Yield shall not be considered paid by any distribution if at any time such distribution is returned or must be rescinded for any reason. Without limiting the generality of the foregoing, Yield shall include interest that accrues after the commencement of an Insolvency Event with respect to the Issuer.

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